UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-12

FLOWSERVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to 2015 Annual Meeting of Shareholders

Thursday, May 21, 2015

11:30 a.m., local time

Flowserve Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063

Mark A. Blinn

President and

Chief Executive Officer

Dear Fellow Shareholder:

I am pleased to invite you to join me, our Board of Directors, executive officers, associates and other Shareholders at Flowserve’s 2015 Annual Meeting of Shareholders. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted.

Flowserve’s Board and senior leadership continue to be encouraged by the positive feedback we have received about the clarity of information we provide through our proxy statement. We have further enhanced the information and will continue to do so based on your feedback. This proxy statement demonstrates our continuing commitment to move beyond required disclosures to simplify and more clearly explain the information you need.

Throughout the year, we conduct considerable outreach to shareowners on a variety of topics, and we are guided by your feedback. You will see that we have continued to enhance the Compensation Discussion and Analysis that begins on page 22 in order to show how our executives’ pay is linked to performance and clearly explain our executive compensation philosophy and practices. Last year, shareholders representing approximately 98.6% of the votes cast expressed satisfaction with the compensation of the executives included in the proxy statement and Flowserve’s executive compensation programs. While we are very grateful to see this level of support from our shareholders, we are committed to continue to work hard to stay attuned to our shareholders.

Your vote is very important to us and to our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote beginning on page 10.

I hope to see you at the meeting. Thank you in advance for voting and for your continued support of Flowserve.

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Notice of Annual Meeting of Shareholders

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Flowserve Corporation (the “Company”) will be held on Thursday, May 21, 2015 at 11:30 a.m., local time, at the Flowserve Corporation Global Technology and Training Center, which is located at 4343 West Royal Lane, Irving, Texas 75063. Directions to the Annual Meeting and a map of the area are included in the proxy materials on the inside back cover and are also available online at www.proxyvote.com.

Shareholders of record of the Company’s common stock, par value $1.25 per share, at the close of business on March 26, 2015 are entitled to notice of and to vote at the Annual Meeting.

At the Annual Meeting, shareholders will vote on the following matters either in person or by proxy:

•	the election of eleven directors, each to serve a term expiring at the 2016 annual meeting of shareholders;

•	an advisory vote to approve the Company’s executive compensation;

•	re-approval of the performance goals included in the Flowserve Corporation Equity and Incentive Compensation Plan;

•	ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2015;

•	a shareholder proposal, if properly presented; and

•	transaction of any other business properly presented at the Annual Meeting.

The enclosed proxy statement contains other important information that you should read and consider before you vote.

In accordance with Securities and Exchange Commission rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The proxy statement and annual report to shareholders and any other proxy materials are available on our hosted website at www.proxyvote.com. For additional related information, please refer to the “Important Notice of Electronic Availability of Materials for the Shareholder Meeting to be held on May 21, 2015” in the enclosed proxy statement.

Your vote is important, and whether or not you plan to attend the Annual Meeting, your prompt cooperation in voting is greatly appreciated. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding all three methods of voting are included in the Notice of Internet Availability of Proxy Materials, the proxy card and the proxy statement.

By Order of the Board of Directors,

Carey A. O’Connor

Senior Vice President, General Counsel and Corporate Secretary

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.

2015 Annual Meeting of Shareholders

Date and Time:	May 21, 2015, 11:30 a.m., local time
Record Date:	March 26, 2015
Location:	Flowserve Global Technology and Training Center, 4343 W. Royal Lane, Irving, Texas 75063

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each Director Nominee	12
Management Proposals:
Advisory Vote on Executive Compensation	FOR	45
Re-approval of the Flowserve Corporation Equity and Incentive Compensation Plan Performance Measures	FOR	49
Ratification of Auditors	FOR	51
Shareholder Proposal:
Provide Shareholder Right to Act by Written Consent	AGAINST	51

How to Vote (page 10)

You can vote by any of the following methods:

•	Internet (www.proxyvote.com) until May 20, 2015

•	Telephone (1-800-690-6903) until May 20, 2015

•	Completing, signing and returning your proxy or voting instruction card before May 21, 2015

•	In person, at the annual meeting, if you are a registered shareholder. You may deliver a completed proxy card or vote by ballot at the meeting.

Board Nominees (page 13)

		Director			Other Public
Name	Age	Since	Occupation	Committee Memberships	Company Boards
Mark A. Blinn	53	2009	President & CEO, Flowserve Corporation	Not Applicable	1
Leif E. Darner	63	2013	Independent Corporate Director	Audit Finance	0
Gayla J. Delly	55	2008	President & CEO, Benchmark Electronics	Audit (Chair) Corp. Gov. & Nominating	1
Lynn L. Elsenhans	58	2014	Independent Corporate Director	Finance Org. & Comp.	2
Roger L. Fix	61	2006	Independent Corporate Director	Corp. Gov. & Nominating (Chair) Audit	2
John R. Friedery	58	2007	Independent Corporate Director	Org. & Comp. (Chair) Corp. Gov. & Nominating	0
Joe E. Harlan	55	2007	Chief Commercial Officer, Dow Chemical Company	Finance Org. & Comp.	0
Rick J. Mills	67	2007	Independent Corporate Director	Audit Corp. Gov. & Nominating	2
Charles M. Rampacek	71	1998	Independent Corporate Director	Audit Finance	1
David E. Roberts	54	2011	President & CEO, Penn West Corporation	Finance (Chair) Org. & Comp.	1
William C. Rusnack	70	1997	Independent Corporate Director	*	2

*	As Chairman of the Board, Mr. Rusnack rotates between committee meetings and serves as an alternate committee member for all committees, as needed.

- 2015 Proxy Statement     6

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Executive Officers (page 21)

Name	Age	Position	Since	Previous Position
Mark A. Blinn	53	President and CEO	October 2009	Flowserve SVP and CFO
Mark D. Dailey	56	Senior VP and Chief Administrative Officer	February 2010	Flowserve SVP, Human Resources and CCO
Thomas L. Pajonas	58	Executive VP and COO	January 2012	Flowserve SVP and President, Flow Control Division
Carey A. O’Connor	43	Senior VP, General Counsel and Secretary	November 2012	Flowserve VP and Corporate Secretary
Dave M. Stephens	53	Senior VP, Chief Human Resources Officer	February 2014	Flowserve VP, Human Resources
Michael S. Taff*	52	Senior VP and CFO	January 2012	SVP and CFO, The Babcock & Wilcox Company

*	Mr. Taff transitioned from his role effective March 20, 2015.

Executive Compensation Highlights (page 22)

Objectives and Principles

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. We use the following principles to effect these objectives:

•	Compensation Should be Performance-Based – a significant portion of our executives’ total compensation should be tied to how well they perform individually and should be “at risk” based on how well the Company performs.

•	Compensation Should Reinforce Our Business Objectives and Values – we consider our seven key strategies for achieving our business vision when identifying incentive measures and assigning goals and objectives.

•	Performance-Based Compensation Should be Benchmarked – internal performance metrics without comparison to an industry-appropriate, high performing external benchmark yield an incomplete measure of Company performance.

•	Compensation Levels Should be Market Competitive – our executive compensation program is compared to relevant market data to ensure we encourage building long-term shareholder value and attract and retain executive talent.

•	Incentive Compensation Should Represent the Majority of Total Compensation – the proportion of an executive’s total compensation that is “at risk” based on individual or Company performance should increase with the scope and level of responsibilities.

•	Incentive Compensation Should Balance Short-Term and Long-Term Performance – we use annual cash incentive opportunities and equity-based awards to balance the Company’s short- and long-term performance objectives.

•	Long-Term Incentives Should Balance Stock- and Financial-Based Achievements – our equity awards are equally weighted between time-vested restricted stock, which makes the Company’s share price a targeted incentive, and contingent performance shares, which emphasize achievement of financial performance metrics.

•	The Executive Compensation Program Should be Reviewed Annually for Effectiveness – our Organization and Compensation Committee conducts an annual review of all executive compensation program components to ensure alignment with our compensation objectives.

Executive Compensation Program Elements

Category	Compensation Element	Description
Cash	Base Salary	Fixed cash compensation based on responsibilities of the position
	Annual Incentive Opportunity	Annual cash incentive for achievement of financial performance metrics
Long-Term Incentives	Restricted Common Stock	Vests ratably over a three-year period
	Contingent Performance Units	Cliff vests at end of a three-year period based on financial performance metrics
Retirement	Qualified Pension Plan	Qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	Partially-funded, non-qualified defined benefit restoration plan, available to certain U.S. employees based on salary level
	Supplemental Executive Pension Plan	Partially-funded, non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	Qualified 401(k) plan available to all U.S. employees
Other	Severance Plan	Sets standard benefits for senior executives in the event of severance
	Change-in-Control Plan	Sets standard benefits for senior executives upon a change-in-control
	Other Benefits	Physical exam, enhanced vacation; no perquisites offered

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2014 Executive Total Compensation Mix

2014 Executive Compensation Summary (page 36)

				Non-Equity	Change in Pension Value
			Stock	Incentive Plan	and Nonqualified Deferred	All Other
		Salary	Awards	Compensation	Compensation Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Mark A. Blinn	2014	1,044,221	5,080,054	1,020,315	419,741	96,261	7,660,592
President and CEO
Michael S. Taff(1)	2014	556,732	1,301,173	371,110	123,480	68,519	2,421,014
Senior VP & CFO
Thomas L. Pajonas	2014	693,511	2,238,075	604,468	257,070	70,236	3,863,360
Executive VP & COO
Mark D. Dailey	2014	430,018	841,936	256,071	151,241	45,852	1,725,118
Senior VP & Chief Admin. Officer
Carey A. O’Connor	2014	361,853	548,534	196,289	77,259	32,281	1,216,216
Senior VP, General Counsel
and Secretary

(1)	Mr. Taff transitioned from his role effective March 20, 2015.

- 2015 Proxy Statement     8

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PROXY STATEMENT FOR

THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Flowserve Corporation, a New York corporation (the “Company”), of proxies to be voted at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Thursday, May 21, 2015, and at any adjournments or postponements of this scheduled meeting. The use of “we,” “us” or “our” in this proxy statement refers to the Company.

IMPORTANT NOTICE OF ELECTRONIC AVAILABILITY OF MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2015

Pursuant to Securities and Exchange Commission (“SEC”) rules, we may furnish proxy materials, including this proxy statement and the Company’s annual report for the year ending December 31, 2014, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This proxy statement and the Company’s annual report for the year ending December 31, 2014 are available electronically on our hosted website at www.proxyvote.com.

To access and review the materials made available electronically:

1.	Go to www.proxyvote.com and input the 12-digit control number from the Notice of Internet Availability or proxy card.

2.	Click the “2015 Proxy Statement” in the right column.

3.	Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting. If you would like to attend the Annual Meeting in person, please refer to the inside back cover of this proxy statement or www.proxyvote.com for directions to the meeting.

The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about April 10, 2015.

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board and will be conducted primarily by mail. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained Alliance Advisors to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock, par value $1.25 per share (“common stock”). For these services, the Company will pay Alliance Advisors a fee of $8,500 plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling Investor Relations at (972) 443-6500 or writing to Flowserve Corporation, Attention: Investor Relations, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or similar organization to request information about this “householding” procedure.

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Voting

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on March 26, 2015 (the “Record Date”), you may vote on the matters proposed in this proxy statement. You have one vote for each share you own.

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You are part of the quorum if you have voted. Shares that the holder abstains from voting on a particular proposal are counted as present at the meeting for purposes of determining a quorum.

Broker non-votes are also counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares in “street name” for a beneficial owner is represented in person or by proxy at the meeting but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and cannot or chooses not to vote the shares in its discretion for that particular proposal.

Counting of Votes

The voting standards required to elect directors and approve the other proposals, as well as the treatment of abstentions and broker non-votes, are described with each proposal under the respective “Required Vote and Recommendation” heading.

Only “votes cast” count in the voting results, and withheld votes and abstentions are not considered votes cast. If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Under the rules of the New York Stock Exchange (“NYSE”), brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain discretionary matters. The proposal to ratify the appointment of PricewaterhouseCoopers LLP (Proposal Four) is considered a discretionary matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), the re-approval of performance goals included in the Flowserve Corporation Equity and Incentive Compensation Plan (Proposal Three) and the shareholder proposal are NOT considered discretionary matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items. We therefore urge you to vote on ALL voting items.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes present at the Annual Meeting.

There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.

At the close of business on the Record Date, 134,690,823 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting.

How to Vote

Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares to confirm their shareholder status for entry into the Annual Meeting.

Voting by Proxy Holder for Shares Registered Directly in the Name of Shareholder. If you hold your shares in your own name as a holder of record, you must vote your shares in person at the Annual Meeting or instruct the proxy holders named on the proxy card how to vote your shares by either (i) using the Internet website or the toll-free telephone number set forth below or (ii) if you received paper copies of the proxy materials, signing, dating and mailing the enclosed proxy card to our independent proxy tabulation firm, Broadridge Investor Communications Services (“Broadridge”), in the enclosed envelope. Each of these voting methods is described below:

•	Vote by Internet. You have the option to vote via the Internet at the address of www.proxyvote.com by following the on-screen instructions that will direct you how to vote your shares. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 20, 2015. Have your proxy card available when you access the Internet website. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•	Vote by Telephone. If you hold your shares in your name as a holder of record, you may vote by telephone by calling toll-free to 1-800-690-6903 from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Have your proxy card available when you place your telephone call. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 20, 2015. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

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•	Vote by Mail. If you received paper copies of the proxy materials, you may mark the enclosed proxy card, sign and date it and return it to Broadridge in the enclosed envelope as soon as possible before the Annual Meeting. Your signed proxy card must be received by Broadridge prior to the date of the Annual Meeting for your vote to be counted at the Annual Meeting.

•	Vote in Person. If you are a registered shareholder and attend the Annual Meeting in person, you may deliver a completed proxy card or vote by ballot at the Annual Meeting.

Voting by Participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, your vote serves as a voting instruction to the trustee for this plan.

•	To be timely, if you vote your shares in the Flowserve Corporation Retirement Savings Plan by telephone or Internet, your vote must be received by 11:59 p.m., Eastern Time, on May 19, 2015. If you do not vote by telephone or Internet, please return your proxy card as soon as possible.

•	If you vote in a timely manner, the trustee will vote the shares as you have directed.

•	If you do not vote, or if you do not vote in a timely manner, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

Changing Your Vote

You may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	timely mailing in a revised proxy dated later than the prior submitted proxy;

•	timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•	timely casting a new vote by telephone or the Internet; or

•	if you are a holder of record, appearing in person and voting by ballot at the Annual Meeting.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

Shareholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), certain shareholder proposals may be eligible for inclusion in our 2016 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement that shareholder proposals be received by the Corporate Secretary no later than December 11, 2015. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. The Corporate Governance and Nominating Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals.

Alternatively, under the Company’s By-laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2016 annual meeting, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Corporate Governance and Nominating Committee as described below under “Board of Directors—Committees of the Board—Corporate Governance and Nominating Committee”), the shareholder must submit the proposal or nomination in writing between January 21, 2016 and February 20, 2016. If, however, the 2016 annual meeting is held more than 30 days before or more than 60 days after the anniversary of the 2015 Annual Meeting, the shareholder must submit any such proposal between (i) 120 calendar days prior to the 2016 annual meeting and (ii) the later of 90 calendar days prior to the 2016 annual meeting or 10 days following the date on which the date of the 2016 annual meeting is publicly announced. The shareholder’s submission must be made by a registered shareholder on his or her behalf or on behalf of a beneficial owner of the shares, and must include detailed information specified in our By-laws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2016 annual meeting that do not meet these requirements.

If the shareholder does not comply with the requirements of Rule 14a-4(c)(1) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s By-laws are posted on our website at www.flowserve.com under the “Investor Relations —Governance” caption. To make a submission or to request a copy of the Company’s By-laws, shareholders should contact our Corporate Secretary at the following address:

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or a nomination.

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PROPOSAL ONE:	ELECTION OF DIRECTORS

The Company’s Board currently consists of twelve directors. At the 2012 annual meeting of shareholders, our shareholders approved amendments to our governing documents that eliminated the classified structure of the Board but left unaffected the existing terms of directors previously elected under our prior three-class structure. The annual election of Board members with expiring terms commenced with the 2013 annual meeting of shareholders. As a result, the 2015 annual meeting of shareholders is the first meeting where all directors will be elected for annual terms. Accordingly, the Board has nominated Mark A. Blinn, Leif E. Darner, Gayla J. Delly, Lynn L. Elsenhans, Roger L. Fix, John R. Friedery, Joe E. Harlan, Rick J. Mills, Charles M. Rampacek, David E. Roberts and William C. Rusnack, whose terms of office as members of the Board are expiring at this Annual Meeting, to serve a one-year term expiring at the 2016 annual meeting of shareholders. James O. Rollans will retire from the Board effective as of the Annual Meeting and is therefore not nominated for reelection. Biographical information for each nominee is provided below under the headings “Board of Directors—Biographical Information—Nominees to Serve an Annual Term Expiring at the 2016 Annual Meeting of Shareholders.”

Required Vote and Recommendation

Our By-laws require that, in an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat any share as having cast a vote on this proposal (a) where the ballot is marked as withheld, (b) if it is otherwise present at the Annual Meeting but there is an abstention or (c) where a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions.

In an uncontested election, any nominee for director who duly holds office as a director under the By-Laws and does not receive an affirmative vote of a majority of the votes cast in favor of or against such nominee is required to tender his or her resignation promptly after such election. The independent directors of the Board, giving due consideration to the best interests of the Company and our shareholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after the election, on whether to accept the tendered resignation. Any director whose resignation is under consideration is prohibited from participating in the Board’s decision. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation, as provided in our By-laws.

Broker non-votes will not be considered to have voted on this proposal and will therefore have no effect on the proposal.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of them. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute. The nominees have indicated their willingness to serve as directors, and we have no reason to believe any nominee will not be able to stand for re-election.

The Board recommends that you vote “FOR” the election of all nominees to serve as directors.

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Board of Directors - Biographical Information

Nominees to Serve an Annual Term Expiring at the 2016 Annual Meeting of Shareholders

Mark A. Blinn, age 53, has served as a director and as President and Chief Executive Officer of Flowserve since October 2009. Mr. Blinn previously served as the Company’s Chief Financial Officer beginning in 2004 and Senior Vice President, Latin America Operations beginning in November 2007. Prior to his service with the Company, he was employed as the Chief Financial Officer of FedEx Kinko’s Office and Print Services, Inc., an international shipping and printing company, from 2003 to 2004, and as Vice President and Treasurer of Kinko’s, Inc. from 2002 to 2003. Since January 2013, Mr. Blinn has served as a director of Texas Instruments, a semiconductor company.

We believe Mr. Blinn is well qualified to serve as a director due to his position as the Company’s President and Chief Executive Officer, which provides the Board with intimate knowledge of the Company’s day to day operations. Mr. Blinn also brings an international and emerging markets perspective to the Board from his experience as the Company’s Senior Vice President, Latin America Operations.

Leif E. Darner, age 63, has served as a director since August 2013 and serves as a member of the Audit Committee and the Finance Committee. From 2008 through 2013, Mr. Darner served as the chief executive officer of performance coatings at Akzo Nobel N.V., a leading global paints and coatings company and major producer of specialty chemicals, where he also served on the board of management and executive committee from 2004 through 2013. Prior to his most recent role, Mr. Darner led the chemicals business of Akzo Nobel N.V., and was previously general manager of the marine and protective coatings business unit.

We believe Mr. Darner is well qualified to serve as a director due to his executive leadership experience, strong international operations background, and extensive operational experience. This provides Mr. Darner with a unique insight into the Company’s operational challenges and opportunities in international markets.

Gayla J. Delly, age 55, has served as a director since January 2008 and serves as Chair of the Audit Committee and as a member of the Corporate Governance and Nominating Committee. Ms. Delly currently serves as President and Chief Executive Officer of Benchmark Electronics Inc., a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments. Ms. Delly is a certified public accountant. At Benchmark Electronics Inc., she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. From March 2005 to October 2008, Ms. Delly also served as a member of the board of directors for Power One, a provider of power conversion and management solutions.

We believe that Ms. Delly is well qualified to serve as a director due to her international manufacturing experience, with specific focus on engineering and technology in emerging markets, including Asia and Latin America, which provides valuable insight into the Company’s operations and assists in identifying product portfolio opportunities. In addition to her board experience, Ms. Delly has valuable executive leadership experience and financial expertise gained from her time with Benchmark Electronics Inc.

Lynn L. Elsenhans, age 58, has served as a director since September 2014 and serves as a member of the Finance Committee and the Organization and Compensation Committee. Previously, Ms. Elsenhans served as Executive Chairman of Sunoco, Inc., a petroleum, petrochemical logistics and retail company, from 2009 to 2012, and Chief Executive Officer and President from 2008 to 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from 2008 to 2012, and as CEO from 2010 to 2012. Prior to her service with Sunoco, Ms. Elsenhans worked for Royal Dutch Shell for more than 28 years where she held a number of executive roles including executive vice president of global manufacturing. Ms. Elsenhans is also currently a director of GlaxoSmithKline plc and Baker Hughes Incorporated, and she served as a director of International Paper Company from 2007 to 2012.

We believe Ms. Elsenhans is well qualified to serve as a director due to her executive leadership experience and extensive knowledge of the energy industry, including her experience in the oil, natural gas and petrochemical markets, which provides an intimate understanding of the Company’s customers and its operational challenges and opportunities.

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Roger L. Fix, age 61, has served as a director since 2006 and serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Audit Committee. Mr. Fix served as the President and Chief Executive Officer of Standex International Corporation (“Standex”), a publicly traded diversified manufacturing company, from 2003 to January 2014 and currently serves as the non-executive chairman of the board of directors of Standex. He was Standex’s Chief Operating Officer from 2001 to 2002. Before joining Standex, he was employed by Outboard Marine Corporation, a marine manufacturing company, as Chief Executive Officer and President from 2000 to 2001 and Chief Operating Officer and President during 2000. He also served as a member of its board of directors from 2000 to 2001. He served as Chief Executive of John Crane Inc., a global manufacturer of mechanical seals for pump and compressor applications in the process industry, from 1998 to 2000 and as its President — North America from 1996 to 1998. He was President of Xomox Corporation, a manufacturer of process control valves and actuators, from 1993 to 1996. He was also employed by Reda Pump Company, a manufacturer of electrical submersible pumping systems for oil production, from 1981 to 1993, most recently as Vice President and General Manager/Eastern Division. Since June 2014, Mr. Fix has served as a director of Commercial Vehicle Group, Inc., a global supplier of complete cab systems in the heavy duty truck, construction and agricultural markets including the specialty and military transportation markets.

We believe that Mr. Fix is well qualified to serve as a director due to his executive leadership experience, including with John Crane Inc., Xomox Corporation and other competitor companies, which provides extensive knowledge of the Company’s products and valuable insight into the competitive landscape for flow control products. In addition to his board experience, Mr. Fix also has international operations experience and corporate development expertise.

John R. Friedery, age 58, has served as a director since August 2007 and serves as Chair of the Organization and Compensation Committee and as a member of the Corporate Governance and Nominating Committee. From January 2008 to January 2010, Mr. Friedery served as Senior Vice President; President, Metal Beverage Packaging, Americas and Asia, for Ball Corporation, a provider of metal and plastic packaging for beverages, foods and household products, and of aerospace and other technologies services. From January 2004 to December 2007, he served as Ball Corporation’s Chief Operating Officer, Packaging Products Americas, and from April 2000 to May 2004 as the President, Metal Beverage Container operations, as well as other leadership roles in Ball Corporation since 1988. Prior to his employment with Ball Corporation, he served in field operations for Dresser/Atlas Well Services and in operations, exploration and production for Nondorf Oil and Gas. Mr. Friedery is currently providing strategic and management consulting services to the packaging and other manufacturing industries.

We believe that Mr. Friedery is well qualified to serve as a director due to his extensive operational experience with an international industrial manufacturing focus, which provides a global business perspective and a deep understanding of the Company’s industry, end-markets and strategic focus. In addition to his board experience, Mr. Friedery also has experience with renewables and sustainability expertise gained from his service with Ball Corporation.

Joe E. Harlan, age 55, has served as a director since August 2007 and serves as a member of the Finance Committee and the Organization and Compensation Committee. Mr. Harlan currently serves as Vice Chairman, Market Businesses and Chief Commercial Officer of Dow Chemical Company, a global specialty chemical, advanced materials, agrosciences and plastics company. From 2008 to August 2011, he served as Executive Vice President of the Consumer and Office Business of the 3M Company, a diversified consumer products and office supply provider. From 2005 to 2008, Mr. Harlan served as 3M Company’s Executive Vice President of the Electro and Communications Business. He served as President and Chief Executive Officer of Sumitomo 3M Ltd., a diversified technology and products manufacturer, from 2003 to 2004. Prior to his career with 3M Company, he spent 20 years with General Electric Company, holding a number of leadership positions including serving as Vice President of Finance and CFO for GE Lighting Group (Global).

We believe that Mr. Harlan is well qualified to serve as a director due to his strong international experience and familiarity with emerging markets, including Asian markets, gained through his various executive leadership roles. In addition to his board experience, Mr. Harlan also has experience in engineering and technology service from his positions with General Electric and 3M Company.

Rick J. Mills, age 67, has served as a director since 2007 and serves as a member of the Audit Committee and the Corporate Governance and Nominating Committee. He served as a Vice President of Cummins Inc., a manufacturer of large diesel engines, and President of the Components Group at Cummins Inc., from 2005 to March 2008. He was Vice President and President — Filtration Business from 2000 to 2005 and held other key management positions with Cummins Inc. from 1970 to 2000, including Corporate Controller and Chief Accounting Officer from 1996 to 2000. From February 2005 to April 2009, Mr. Mills served as a director for Rohm & Haas, a specialty chemicals company, which was sold to Dow Chemical in April 2009. From 2008 to 2010, Mr. Mills served as a director and member of the audit committee of GERDAU Ameristeel, the second largest mini-mill steel producer in North America, which was acquired by GERDAU, SA in 2010. Since January 2012, Mr. Mills has served as a director and member of the audit committee of Commercial Metals Company, a global manufacturer, recycler and marketer of steel and metal products and related materials. Since October 2013, Mr. Mills has served as director and member of the audit committee of Masonite International, a global manufacturer of interior and exterior doors, door components and door entry systems.

We believe that Mr. Mills is well qualified to serve as a director due to his extensive knowledge of industrial manufacturing and cyclical end-markets, which provides a deep familiarity with the Company’s industrial challenges and opportunities. Additionally, Mr. Mills has valuable corporate governance and compliance expertise through his board of directors and audit committee experience.

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Charles M. Rampacek, age 71, has served as a director since 1998 and serves as a member of the Audit Committee and the Finance Committee. Mr. Rampacek served as the Chairman of the Board, President and Chief Executive Officer of Probex Corporation (“Probex”), an energy technology company providing proprietary oil recovery services, from 2000 to 2003. From 1996 to 2000, Mr. Rampacek served as President and Chief Executive Officer of Lyondell-Citgo Refining, L.P., a manufacturer of petroleum products. From 1982 to 1995, he held various executive positions with Tenneco Inc. and its energy related subsidiaries, including President of Tenneco Gas Transportation Company, Executive Vice President of Tenneco Gas Operations and Senior Vice President of Refining. In 2005, two complaints seeking recovery of certain alleged losses were filed against former officers and directors of Probex, including Mr. Rampacek, as a result of the bankruptcy of Probex in 2003. These complaints were defended under Probex’s director and officer insurance by AIG, and settlement was reached and paid by AIG with bankruptcy court approval in the first half of 2006. An additional complaint was filed in 2005 against noteholders of certain Probex debt, of which Mr. Rampacek was a party. A settlement of $2,000 was reached and similarly approved in the first half of 2006.

From November 2006 to September 2011, Mr. Rampacek served as a member of the Board of Directors of Enterprise Products GP, LLC, which is the general partner of Enterprise Products Partners L.P., a publicly traded limited partnership that provides mid-stream services for the oil and gas industry. Since December 2009, Mr. Rampacek has also been a member of the Board of Directors of Cenovus Energy Inc., a Canadian publicly-traded company that is involved in natural gas and oil sands production and North American oil refining. He is a member of Cenovus Energy Inc.’s Nominating and Corporate Governance Committee, Reserve Committee and Safety, Environment and Responsibility Committee.

We believe that Mr. Rampacek is well qualified to serve as a director due to his extensive knowledge of and experience in the energy industry, including the oil and natural gas markets and with complex energy recovery technology, which provides unique insight into the Company’s end markets and customer needs. Mr. Rampacek also has extensive board of directors experience and knowledge of corporate governance matters.

David E. Roberts, age 54, has served as a director since November 2011 and serves as Chair of the Finance Committee and as a member of the Organization and Compensation Committee. Mr. Roberts has served as President and CEO of Penn West Exploration, a Canadian oil and gas exploration and production company, since June 2013. He served as Executive Vice President and Chief Operating Officer of Marathon Oil Corporation, an independent upstream company with international operations in exploration and production, oil sands mining and integrated gas, from 2008 through December 2012. He held other key management positions with Marathon from 2006 through 2011, including Executive Vice President in charge of Marathon’s worldwide upstream operations and Senior Vice President of business development. Prior to his time at Marathon, Mr. Roberts held leadership roles at BG Group, an integrated natural gas company, and served as advisor to the Vice Chairman of Chevron Corporation from 2001 to 2003.

We believe Mr. Roberts is well qualified to serve as a director due to his executive leadership experience, strong international operations background, business development experience and extensive knowledge of and experience in the energy industry. This provides Mr. Roberts with a unique insight into the Company’s operational challenges and opportunities and its end-markets and customer needs.

William C. Rusnack, age 70, has served as a director since 1997. Mr. Rusnack serves as the Non-Executive Chairman of the Board of Directors and as an alternate member of all Board committees. He is currently a private investor and independent corporate director. Mr. Rusnack was President, Chief Executive Officer, Chief Operating Officer and director of Premcor Inc. from 1998 to 2002. Before joining Premcor, Inc., Mr. Rusnack served for 31 years with Atlantic Richfield Company, (“ARCO”), an integrated petroleum company, most recently as Senior Vice President of ARCO from 1990 to 1998 and President of ARCO Products Company from 1993 to 1998. He has also been a director of Sempra Energy, an energy services company, since October 2001, where he serves as lead director, a member of the governance and executive committees, as well as chairman of the organization and compensation committee. Since January 2002, he has also been a director of Peabody Energy, a coal mining company, where he serves as a member of the compensation committee executive committee, nominating and governance committee and as chairman of the audit committee. From April 2010 through July 2012, he served as a director and member of the compensation committee and nominating and governance committee of Solutia Inc., a producer of specialty chemicals and performance materials, which was acquired by Eastman Chemical in July 2012.

We believe Mr. Rusnack is well qualified to serve as a director due to his extensive knowledge of the energy industry, including the oil and natural gas markets, and his experience in infrastructure operations, which provides an intimate understanding of the Company’s customers and its operational challenges and opportunities. Mr. Rusnack also has extensive executive compensation and risk management expertise through his board experience with Sempra Energy, Peabody Energy and the Company.

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Directors Serving a Term Expiring at the 2015 Annual Meeting of Shareholders

James O. Rollans, age 72, has served as a director since 1997. Mr. Rollans serves as a member of the Finance Committee and the Organization and Compensation Committee. Mr. Rollans is an independent corporate director and corporate financial advisor. Mr. Rollans was President and Chief Executive Officer of Fluor Signature Services, a subsidiary of Fluor Corporation, a major engineering, procurement and construction firm, from 1999 to 2001. He served as Senior Vice President of Fluor Corporation from 1992 to 1999, as its Chief Financial Officer from 1998 to 1999 and from 1992 to 1994, as its Chief Administrative Officer from 1994 to 1998, as its Vice President of Corporate Communications from 1982 to 1992, and as a member of its board of directors from 1995 to 2001. From February 2002 to February 2009, Mr. Rollans served as a director of Advanced Medical Optics, Inc., a developer and manufacturer of ophthalmic surgical and contact lens products. Mr. Rollans is also currently a director of Encore Credit Corporation, a mortgage finance company.

Mr. Rollans will retire from service on the Company’s Board effective as of the 2015 Annual Meeting. We thank Mr. Rollans for his many years of exemplary service to the Company.

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Role of the Board; Corporate Governance Matters

The Board has a duty to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and help ensure that our shareholders’ best interests are being served. In its efforts to satisfy this duty, the Board has established internal guidelines designed to promote effective oversight of the Company’s vital business affairs that the Board monitors, which it updates as it deems appropriate.

The guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal process for review and evaluation of the Chief Executive Officer, individual directors and the Board’s performance. The guidelines further establish targets for director equity ownership and require a director to offer his or her resignation when such director’s principal occupation changes during a term of office. Under such circumstances, the Corporate Governance and Nominating Committee of the Board will review whether it is appropriate for the director to continue serving on the Board. Finally, these guidelines establish age limits for directors, which may be waived by the Board if deemed appropriate.

Further, the Board has adopted formal Corporate Governance Guidelines, which, among other things, contain a prescribed set of qualification standards with respect to the determination of director independence, which either meet or exceed the independence requirements of the NYSE. Under the Corporate Governance Guidelines, only those directors who have no material relationship with the Company (except in his or her role as a director) are deemed independent. The Corporate Governance Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Board has determined that, other than Mark A. Blinn, the Company’s President and Chief Executive Officer, each member of the Board, including all persons nominated for re-election, meet the independence standards set forth in the applicable rules of the SEC and the NYSE corporate governance listing standards.

The Board’s Corporate Governance Guidelines, as well as the Company’s Code of Ethics and Code of Business Conduct, are available on the Company’s website at www.flowserve.com under the “Investor Relations — Governance” caption.

Board Leadership Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer have been separated at the Company since 2005. William C. Rusnack, the Company’s current non-executive Chairman of the Board, presides over the meetings of the Board, including executive sessions of the Board where only non-employee directors are present. He reviews and approves the agendas for Board meetings, among his other duties as Chairman of the Board. He also serves as an alternate member for all Board committees. Mr. Rusnack strives to attend as many committee meetings as possible.

We currently believe that separating the positions of Chairman of the Board and Chief Executive Officer is most appropriate for the Company because it places an independent director in a position of leadership on the Board. We believe this independent leadership and the non-executive Chairman’s authority to call meetings of the non-employee directors adds value to our shareholders by facilitating a more efficient exercise of the Board’s fiduciary duties in the current structure. We also believe the non-executive Chairman further enhances independent oversight by being responsible for establishing the Board’s annual schedule and collaborating with the Chief Executive Officer on the agendas for all Board meetings. The separation of Chairman and Chief Executive Officer also allows the non-executive Chairman to provide support and advice to the Chief Executive Officer, reinforcing the reporting relationship, and accountability, of the Chief Executive Officer to the Board.

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, liquidity and credit, financial reporting and public disclosure, operations and governance. The Board and each of the Board’s four committees (the Audit Committee, Finance Committee, Corporate Governance and Nominating Committee and Organization and Compensation Committee) oversee senior management’s policies and procedures in addressing these and other risks that fall within the scope of the Board’s and the committees’ respective areas of oversight responsibility. For example, the Board directly oversees risk management relating to strategic planning, the Finance Committee directly oversees risk management relating to capital structure and liquidity, the Corporate Governance and Nominating Committee directly oversees risk management relating to director independence and corporate governance and the Organization and Compensation Committee directly oversees risk management relating to employee compensation and succession planning. Additionally, the Audit Committee directly oversees risk management relating to financial reporting and public disclosure and legal and regulatory compliance and, in accordance with provisions of the NYSE Listed Company Manual, reviews and discusses, in a general manner, the process by which the Board and its committees oversee senior management’s exercise of risk management responsibilities. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

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Meetings of the Board

The Board held eight regular meetings and four special meetings in 2015. Executive sessions of non-employee directors are normally held at each regular Board meeting. Any non-employee director may request that additional executive sessions be scheduled. Shareholders may communicate with the Company’s non-employee directors by following the instructions set forth under “—Shareholder Communications with the Board” below. Board members customarily have attended the Company’s annual meetings of shareholders. With the exception of Ms. Elsenhans, who joined the Board in August 2014, all Board members attended the Company’s 2014 annual meeting of shareholders. In 2014, each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the period for which he or she has been a director.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: William C. Rusnack, Chairman of the Board, c/o Flowserve’s Corporate Secretary, Flowserve Corporation, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039. All such communications will be delivered to Mr. Rusnack.

Committees of the Board

The Board maintains an Audit Committee, a Finance Committee, a Corporate Governance and Nominating Committee (“CG&N Committee”) and an Organization and Compensation Committee (“O&C Committee”). Only independent directors are eligible to serve on Board committees. Each committee is governed by a written charter. The charters of the Audit Committee, Finance Committee, CG&N Committee and O&C Committee are available on the Company’s website at www.flowserve.com under the “Investor Relations — Governance” caption.

Committee Membership and Number of Meetings

The following table identifies the current members of each of the Board’s committees and the number of meetings held in 2014:

Name	Audit(1)	Corporate Governance & Nominating(2)	Finance(2)	Organization & Compensation(2)
Leif E. Darner	X		X
Gayla J. Delly	Chair	X
Lynn L. Elsenhans			X	X
Roger L. Fix	X	Chair
John R. Friedery		X		Chair
Joe E. Harlan			X	X
Rick J. Mills	X	X
Charles M. Rampacek	X		X
David E. Roberts			Chair	X
James O. Rollans(3)			X	X
William C. Rusnack(4)
Number of Meetings Held	8	5	4	4

(1)	The Board has determined that Ms. Delly qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise for purposes of the NYSE corporate governance listing standards. The Board has also determined that all members of the Audit Committee are financially literate, within the meaning of the NYSE corporate governance listing standards, and meet the independence standards set forth in the SEC rules and required by the NYSE.
(2)	The Board has determined that all members of the committee meet the independence standards of the NYSE.
(3)	Mr. Rollans is retiring from the Board effective as of the Annual Meeting.
(4)	As the Non-Executive Chairman of the Board of Directors, Mr. Rusnack serves as an alternate director of all committees for any committee member not in attendance at a committee meeting.

Audit Committee

The Audit Committee directly engages the Company’s independent auditors, pre-approves the scope of the annual external audit and pre-approves all audit and non-audit services to be provided by the independent auditor. The Audit Committee further approves and directly reviews the results of the Company’s internal audit plan. The Audit Committee also meets with management and the independent auditors to review the quality and accuracy of the annual and quarterly financial statements and considers the reports and recommendations of independent internal and external auditors pertaining to audit results, accounting practices, policies and procedures and overall internal controls. The Audit Committee also reviews and discusses, in a general manner, the process by which the Board and the other Board committees oversee senior management’s exercise of risk management responsibilities.

The Audit Committee meets regularly with the external and internal auditors in executive sessions to discuss their reports on a confidential basis. In addition, the Audit Committee prepares and issues the “Report of the Audit Committee” included in this proxy statement.

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Finance Committee

The Finance Committee advises the Board on all corporate financing and related treasury matters regarding capital structure and major corporate transactions. The Finance Committee also approves major capital expenditures, including acquisitions, made by the Company and also advises the Board on the Company’s pension fund performance.

Corporate Governance and Nominating Committee

The CG&N Committee is responsible for making recommendations to the Board for the positions of Chairman of the Board, President and Chief Executive Officer. The CG&N Committee is also responsible for recommending candidates for membership to the Board. Prior to considering nominee director candidates, the CG&N Committee assesses the appropriateness of the Board’s current size and composition and whether any vacancies on the Board are expected due to retirement or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the CG&N Committee utilizes a variety of methods for identifying and evaluating nominee director candidates.

The identification and evaluation of director candidates begins with the Board’s Corporate Governance Guidelines, which establish the criteria for Board membership. As a starting point under the Guidelines, all prospective Board members must possess the highest professional and personal ethics. Board members should have varied professional expertise in fields of accounting and finance, engineering, industrial sales, manufacturing, international operations, human resources and field service. Additionally, all existing and prospective Board members should have a broad strategic view, possess a global business perspective and demonstrate relevant and successful career experience. A Board member’s service on the boards of other public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all director duties and effectively represent the interests of the shareholders.

The Guidelines further articulate the Board’s firm belief that, underlying the aforementioned criteria, the Board’s members should have a diversity of backgrounds, which is viewed in comprehensive terms. In evaluating diversity of backgrounds, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience and cultural viewpoint, as well as more categorical diversity metrics, such as race, age, gender and nationality. This consideration is implemented through the selection process for director nominees, and the Board assesses its effectiveness in promoting diversity through an annual self-assessment process that solicits feedback concerning the appropriateness of the Board’s diversity, among other critical performance factors.

The CG&N Committee considers various potential director candidates who may come to the attention of the CG&N Committee through current Board members, professional search firms, shareholders or other persons. The CG&N Committee generally retains a national executive-recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board, although the CG&N Committee may also use less formal recruiting methods.

A shareholder desiring to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s By-laws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the CG&N Committee. The CG&N Committee may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the eligibility of such recommended candidate or to assist in evaluating the recommended candidate. The CG&N Committee may require the submission of a fully completed and signed Questionnaire for Directors and Executive Officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including shareholder-recommended candidates, are evaluated by the CG&N Committee using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the CG&N Committee’s assessment of the Company’s needs and current situation.

The CG&N Committee is also responsible for preparing materials for the Chief Executive Officer’s annual performance review conducted by the Board. Further, the CG&N Committee reviews and recommends, as deemed appropriate, changes to the Company’s corporate governance policies consistent with SEC rules and the NYSE corporate governance listing standards.

Organization and Compensation Committee

The O&C Committee is responsible for establishing executive compensation for officers, including the Chief Executive Officer and other corporate officers. As further discussed under “Executive Compensation,” decisions regarding compensation are made by the O&C Committee in a manner that is intended to be internally equitable, externally competitive and an incentive for effective performance in the best interests of our shareholders, while adhering to and promoting the Company’s risk management objectives. The O&C Committee is the administrator of the Company’s various equity and incentive compensation plans for key employees. The O&C Committee may, under certain circumstances, delegate routine or ministerial activities under these plans to management.

The O&C Committee also reviews the recommendations of the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer, regarding adjustments to the Company’s executive compensation programs. The O&C Committee has retained and regularly meets with its independent executive compensation consultant, Lyons, Benenson & Company Inc., which assists the O&C Committee in evaluating the Company’s compensation programs and adherence to the philosophies and principles stated below under “Executive Compensation—Compensation Discussion and Analysis.”

The O&C Committee is also responsible for reviewing management succession plans and for recommending changes in director compensation to the Board. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the “Organization and Compensation Committee Report” included in this proxy statement.

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Board of Directors Compensation

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended December 31, 2014. Compensation information for Mr. Blinn is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Blinn did not receive any compensation solely for service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Leif E. Darner	75,000		124,988	199,988
Gayla J. Delly	92,000	(3)	124,988	216,988
Lynn L. Elsenhans	23,125		—	23,125
Roger L. Fix	80,000		124,988	204,988
John R. Friedery	97,750	(3)	124,988	222,738
Joe E. Harlan	92,000	(3)	124,988	216,988
Rick J. Mills	92,000	(3)	124,988	216,988
Charles M. Rampacek	75,000		124,988	199,988
David E. Roberts	92,000	(3)	124,988	216,988
James O. Rollans	155,250	(3)(4)	124,988	280,238
William C. Rusnack	140,000	(4)	124,988	264,988

(1)	Eligible directors received an annual equity grant of 1,692 shares of restricted common stock on May 22, 2014, the date of the Company’s 2014 annual meeting of shareholders. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation – Stock Compensation”, and are calculated using a price per share of $73.87, the closing market price of the Company’s common stock as reported by the NYSE on the date of grant. Assumptions used in the valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended December 31, 2014 in the Annual Report on Form 10-K filed on February 17, 2015. Ms. Elsenhans did not receive an equity grant because she joined the Board on September 8, 2014, which was after the May 22, 2014 grant date.
(2)	The current directors, except for Ms. Elsenhans, each had 1,692 shares of restricted common stock outstanding at December 31, 2014; all other shares held are vested. No director had stock option awards outstanding at December 31, 2014.
(3)	Amount reported includes a 15% premium to actual fees due to the director’s election to defer all or a portion of cash retainer payments in the form of Company common stock under the Company’s director stock deferral plan.
(4)	Includes an additional cash retainer for services as non-executive Chairman of the Board. Mr. Rusnack succeeded Mr. Rollans as non-executive Chairman of the Board in May 2014.

2014 Director Compensation Elements

In 2014, non-employee directors received, as applicable: (a) an annual cash retainer of $60,000; (b) an annual cash committee service fee of $7,500 (per committee); (c) an annual cash committee chairman service fee of $10,000; (d) an annual cash retainer for services as non-executive Chairman of the Board of $125,000; and (e) equity compensation with a target value of $125,000. Directors are also eligible to receive special additional compensation when performing services that have been determined by the Board to be well above and beyond the normal director service requirements. The Board has set a compensatory rate of $3,500 per day for such services, though no fees were paid for this purpose in 2014. The compensation elements and amounts were established by the Board after review of data prepared by Lyons, Benenson & Company Inc., the O&C Committee’s independent consultant, showing competitive director compensation levels for peer companies and the Company’s high performance peer group, which is discussed under “Executive Compensation.”

Pursuant to the Company’s cash and stock director deferral plans and equity compensation plans, directors may elect to defer all or a portion of their annual cash compensation and equity compensation. The annual cash compensation may be deferred in the form of cash or in the form of an equivalent value of Company common stock. Compensation deferred in the form of cash accrues interest while deferred at rates that do not exceed market rates or constitute preferential earnings. If a director elects to defer cash compensation in the form of Company common stock, the director receives a 15% premium on the amount deferred.

The equity portion of non-employee director compensation is provided in the form of restricted common stock of the Company having a $125,000 fair market valuation at the time of grant, which is established on the date of the annual meeting of shareholders of the applicable year. Voting rights accompany such restricted common stock, which fully vest after the earlier of one year from the date of grant, the termination of the director’s service due to death or disability or a change in control. Under the Company’s Corporate Governance Guidelines, all non-employee directors must own shares of Company common stock with a value at least five times his or her annual cash retainer (currently valued at $300,000) by his or her fifth anniversary of Board service. If the stock ownership requirement is not met, the director will receive all future Board compensation in the form of Company common stock until the requirement is satisfied. For, 2014, all non-employee directors met their stock ownership requirements.

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Non-Executive Chairman of the Board Compensation

The non-executive Chairman of the Board receives an annual cash service fee in addition to the annual cash retainer and cash committee service fees. This annual service fee is set at $125,000. Mr. Rusnack receives this additional compensation on a quarterly basis, in accordance with the pre-established director compensation cycles.

Compensation Committee Interlocks and Insider Participation

During 2014, the members of the O&C Committee included Ms. Elsenhans, Mr. Friedery, Mr. Fix, Mr. Harlan, Mr. Roberts and Mr. Rollans. None of the members of the O&C Committee were at any time during 2014 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or O&C Committee.

EXECUTIVE OFFICERS

The following sets forth certain information regarding the Company’s executive officers. Information pertaining to Mr. Blinn, who is both a director and executive officer of the Company, is presented above under “Board of Directors—Biographical Information—Directors Serving a Term Expiring at the 2016 Annual Meeting of Shareholders.”

Name	Age	Position With the Company
Mark A. Blinn	53	President, Chief Executive Officer and Director
Mark D. Dailey	56	Senior Vice President and Chief Administrative Officer
Thomas L. Pajonas	58	Executive Vice President and Chief Operating Officer
Carey A. O’Connor	43	Senior Vice President, General Counsel and Secretary
Michael S. Taff(1)	52	Senior Vice President and Chief Financial Officer
Dave M. Stephens	53	Senior Vice President and Chief Human Resources Officer

(1)	Mr. Taff transitioned from his role effective March 20, 2015.

Mark D. Dailey has served as Senior Vice President and Chief Administrative Officer since February 2010. Mr. Dailey previously served as Senior Vice President, Human Resources from November 2006 and Chief Compliance Officer from May 2005. He served as Vice President, Supply Chain and Continuous Improvement, from 1999 until 2005. Before joining the Company, Mr. Dailey was Vice President, Supply Chain and held other supply chain management positions from 1992 to 1999 for the North American Power Tools Division of The Black and Decker Corporation.

Thomas L. Pajonas has served as Executive Vice President since February 2014 and Chief Operating Officer since January 2012. From 2004 to January 2012, he served as President of the Flow Control Division, holding the positions of Vice President from 2004 to December 2006 and Senior Vice President from December 2006. He was previously employed as Managing Director of the U.S. Rail Products Unit of Alstom Transport, a supplier of rail products, from 2003 to 2004 and Senior Vice President from 1999 to 2003 of the Worldwide Power Boiler Business of Alstom, Inc. From 1996 to 1999 he served in various capacities as Senior Vice President and General Manager International Operations and subsequently Senior Vice President and General Manager Standard Boilers Worldwide of Asea Brown Boveri.

Carey A. O’Connor has served as Senior Vice President, General Counsel and Secretary since November 2012. She previously served as Vice President and Corporate Secretary from May 2011 to November 2012, as Vice President, Global Group Counsel from October 2006 to May 2011, and Director, Global Human Resources Counsel from January 2003 to October 2006.

Michael S. Taff, who transitioned from his role effective March 20, 2015, served as Senior Vice President and Chief Financial Officer from January 2012 to March 2015. He previously served as Senior Vice President and Chief Financial Officer of The Babcock & Wilcox Company, a leading international provider of energy products and services, from July 2010 to November 2011. Prior to this position, he served as Senior Vice President and Chief Financial Officer of McDermott International, Inc., a leading engineering, procurement, construction and installation company focused on complex offshore oil and gas projects, from April 2007 to July 2010, and as its Vice President and Chief Accounting Officer from June 2005 to April 2007. From September 2010 through December 2011, Mr. Taff served as a director of USEC Inc., a publicly-traded supplier of enriched uranium and nuclear industry-related services to commercial nuclear power plants.

Dave M. Stephens has served as Senior Vice President, Chief Human Resources Officer since February 2014. He previously served as Vice President, Human Resources from February 2010 to February 2014, as Vice President, Global Compensation & Benefits from March 2002 to February 2010, and Director, Global Compensation & Benefits from November 1997 to February 2002.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction. The following sections contain our Compensation Discussion and Analysis (“CD&A”). This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our principal executive officer and our other executive officers named in the “Summary Compensation Table” on page 37. We refer to this group of executive officers collectively as our “Named Executive Officers” throughout this document. During 2014, our Named Executive Officers were:

•	Mark A. Blinn, President and Chief Executive Officer (“CEO”) (principal executive officer);

•	Michael. S. Taff, Senior Vice President and Chief Financial Officer (“CFO”) (principal financial officer), who transitioned from his role in March 2015;

•	Thomas L. Pajonas, Executive Vice President and Chief Operating Officer;

•	Mark D. Dailey, Senior Vice President and Chief Administrative Officer; and

•	Carey A. O’Connor, Senior Vice President, General Counsel and Corporate Secretary.

Pay for Performance. Each year, the O&C Committee, which is made up entirely of independent directors, determines the total amount and appropriate mix of compensation for our executive officers, including the Named Executive Officers. We believe that our compensation program is designed so that pay is commensurate with the level of performance generated, with incentive compensation representing the majority of total compensation. Accordingly, the President and CEO had 85.9% of his pay “at risk,” or dependent upon both the Company’s and his individual performance, and the other Named Executive Officers had on average 75.1% of their pay “at risk”.

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The following graphs illustrate the directional relationship between our Company performance and the compensation of our President and Chief Executive Officer.

(1) As reported in the Summary Compensation Table, excluding change in pension value and non-qualified deferred compensation earnings.

As discussed in more detail under “—Elements of the Executive Compensation Program—Annual Incentive Opportunity”, our Named Executive Officers, as well as other Company employees, are eligible to receive a cash incentive payment based upon the Company’s operating income, operating cash flow and bookings performance against pre-established goals. Based on our 2014 results, our operating income performance metric was 94.6% of our pre-established goal, our operating cash flow metric was 98.7% of our pre-established goal, and our bookings metric was 100% of our pre-established goal. This resulted in an annual incentive award payout of 88.3% of target for our Named Executive Officers, reflecting our pay for performance philosophy.

2012-2014 TOTAL SHAREHOLDER RETURN

For the 2012-2014 performance period, our Named Executive Officers, as well as other Company employees, receive a portion of their equity incentive compensation in the form of contingent performance shares, which vest, if at all, based on the Company’s average return on net assets (“RONA”) against the performance of a defined peer group. For the 2012-2014 performance period, the Company’s RONA was 17.2%, representing approximately 119.4% of the three year average median RONA of the high performance peer group, which is described in more detail under “—Executive Compensation Program Objectives and Principles”. This resulted in the contingent performance shares awarded for this performance period vesting at 195.1% of target. Additionally, the Company’s total shareholder return (“TSR”) for 2012-2014, which is measured by the change in our stock price from the end of 2011 through the end of 2014, plus reinvestment of dividends paid during the period, was 91.3%.

2014 Executive Compensation Vote. At the 2014 annual meeting of shareholders, our shareholders voted 98.6% in favor of the compensation of our named executive officers as described in our 2014 proxy statement. In consideration of the results, the O&C Committee acknowledged the support received from our shareholders and viewed the results as a confirmation of the Company’s existing executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives in 2014.

Compensation Objectives and Core Elements. Our key executive compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. In pursuing these objectives, the O&C Committee uses certain guiding principles in designing the specific elements of the executive compensation program.

Consistent with these principles, the core elements of our executive compensation program consist of:

•	cash compensation, in the form of market competitive base salary and an annual incentive opportunity tied to operating income, operating cash flow and bookings performance against pre-established goals; and

•	long-term equity compensation, in the form of restricted stock that vests over time and contingent performance shares that vest, if at all, based on the achievement of benchmarked financial performance metrics designed to reinforce our business objectives and values.

Other benefits are provided to the Named Executive Officers that are generally consistent with those provided to other employees of the Company, including health plans and retirement benefits.

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This CD&A is intended to facilitate a better understanding of the detailed information provided in our executive compensation tables that follow by analyzing such data within the context of our overall compensation program. To guide the discussion and analysis, we have organized our CD&A after this “Executive Summary” into the following sections:

•	Oversight of the Executive Compensation Program – This section describes the respective roles and responsibilities of the O&C Committee and the O&C Committee’s independent compensation consultant.

•	Executive Compensation Program Objectives and Principles – This section describes the objectives that guide our compensation programs and discusses the individual principles the O&C Committee has established to drive our achievement of those objectives. This includes how our high performance peer group is established and how compensation is benchmarked to market reference points.

•	Elements of the Executive Compensation Program – This section discusses the individual elements of our compensation program for the Named Executive Officers, including base salary, annual cash incentive opportunity, long-term equity incentives (including stock ownership requirements), pension plan, severance benefits, change-in-control plan and certain other benefits.

•	Additional Executive Compensation Information – This section includes an overview of other important executive compensation programs and policies, including employment agreements, tax and accounting implications and specific discussion of the CEO’s compensation in 2014.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the O&C Committee. Consistent with the NYSE corporate governance listing standards, the O&C Committee is composed entirely of independent, non-employee members of the Board. In addition, the non-executive Chairman of the Board generally attends the meetings of the O&C Committee.

As reflected in its charter, the O&C Committee has overall responsibility for setting the compensation for our CEO which is approved by the Full Board and for approving the compensation of our other executive officers, including the other Named Executive Officers. The O&C Committee also oversees the alignment of organizational design and management development in support of achieving our operational objectives and strategic plans and monitors the policies, practices and processes designed to develop our core organizational capabilities and managerial competencies.

The O&C Committee regularly meets with its independent executive compensation consultant, Lyons, Benenson & Company Inc. (“LB&Co”). LB&Co assists and advises the O&C Committee on all aspects of our executive compensation program, and it provides no other services to the Company. The services it provides include:

•	providing and analyzing competitive market compensation data;

•	analyzing the effectiveness of executive compensation programs and making recommendations, as appropriate;

•	analyzing the appropriateness of the comparator high performance peer group (discussed below); and

•	evaluating how well our compensation programs adhere to the philosophies and principles stated below under “—Executive Compensation Program Objectives and Principles.”

The O&C Committee is also responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. On matters pertaining to director compensation, the O&C Committee also receives data, advice and counsel from LB&Co. The O&C Committee periodically reviews the organizational design, management development plans and managerial capabilities of the Company. The O&C Committee also prepares and issues the Organization and Compensation Committee Report included in this proxy statement.

Executive Compensation Program Objectives and Principles

Our key compensation objectives are to attract and retain key leaders, reward current performance, drive future performance and align the long-term interests of our executives with those of our shareholders. While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The O&C Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

Compensation Should be Performance-Based. The O&C Committee believes that a significant portion of our executives’ total compensation should be tied to how well they perform individually and should be “at risk” based on how well the Company performs relative to applicable financial and non-financial objectives. To accomplish this, the O&C Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term shareholder value and avoid encouraging excessive risk-taking.

As the O&C Committee believes that there should be a strong correlation between executive pay and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executive officers should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if performance is below threshold performance levels.

Compensation Should Reinforce Our Business Objectives and Values. Our business vision is to become the world’s most respected company in flow management through our industry expertise, innovative solutions and community commitment. Eight key strategies for achieving this vision are communicated to all our employees, and are referred to in this proxy statement as our key strategies. These key strategies include: Disciplined Profitable Growth; Customer Relationship; Employee Focus; Innovation and Portfolio Management; Strategic Localization; Operational Excellence; and Sustainable Business Model. The O&C Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and when assigning individual goals and objectives to the Named Executive Officers.

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Performance-Based Compensation Should be Benchmarked. The O&C Committee believes that the use of internal performance metrics alone yields an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to organizations in a benchmark “high performance peer group” (“HPPG”) of high performance cyclical industrial manufacturers. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value, which in turn allows us to better establish the performance expectations of senior management in leading the Company.

For the 2012-2014 performance period, our HPPG consisted of the following companies:

Cameron International	Dresser-Rand Group Inc.	Pall Corp.	Sulzer
Danaher Corp.	Illinois Tool Works Inc.	Parker Hannifin Corp.	Weir Group PLC
Donaldson Co Inc.	Lincoln Electric Holdings Inc.	Rockwell Automation Inc.	Westinghouse Air Brake Tech.Corp.
Dover Corp.	Nordson Corp.	SKF AB

The process for establishing the prior HPPG began by compiling an initial sample of potential comparator organizations from S&P 1500 and FORTUNE Industrials, current peers and relevant competitors based on Standard Industrial Classification (“SIC”) codes and Global Industrial Classification Standards. We then used a top-down, multi-stage filtering approach to distill the comparator sample and establish the HPPG.

In the interest of having a more consistent and functional benchmarking standard, the O&C Committee strives to reevaluate the HPPG at least once every three years, and a detailed process is followed in identifying and evaluating organizations appropriate for inclusion. The last scheduled review of the HPPG was undertaken in late 2012. As a result of this review, the O&C Committee determined certain changes to the HPPG were advisable, primarily to help ensure the continuing high-performance character of the included member organizations and, as the Company has grown and evolved over the last several years, to help ensure the group appropriately reflects the operational and strategic profile of the Company.

As a result, our HPPG for the 2013-2015, 2014-2016 and future performance periods consists of the following companies:

Ametek Inc.	Donaldson Co Inc.	Nordson Corp.	Snap-On Inc.
Atlas Copco AB	Dover Corp.	Pall Corp	Sulzer
Cameron International	Dresser-Rand Group Inc.	Parker Hannifin Corp.	Wabtec Corp.
Crane Co.	Joy Global Inc.	Rockwell Automation Inc.	Weir Group PLC
Danaher Corp.	Lincoln Electric Holdings Inc.	SKF AB	Woodward Inc.

The process for establishing the current HPPG again began by compiling an initial sample of potential comparator organizations from S&P 1500 and FORTUNE Industrials, current peers and relevant competitors based on SIC codes and Global Industrial Classification Standards. We then used a top-down, multi-stage filtering approach to distill the comparator sample and establish the HPPG. The first filter imposed a revenue requirement of between $1 billion and $16 billion. The second filter required that the average of the two, three and four-year TSR be above the industrial median. The third filter focused on core financial criteria relevant to the Company, which included revenue growth, RONA, operating cash flow and operating margin, three of which were required to be above the industrial median. The next filter imposed mandatory standalone criteria that address certain operational and strategic aspects and included an end-to-end supply chain and greater than 60% of revenues derived multinationally.

This filtering approach produced a group of 32 organizations. These organizations were then subjected to additional review to identify key business drivers that the O&C Committee believed would impact an organization’s ability to be a fair point of comparison for the Company over the next three years. In this additional review, the O&C Committee examined debt to equity ratios, net property, plant and equipment as a percentage of revenues, goodwill as a percentage of total assets (greater than the 25th percentile required) and organic sales growth (greater than the 25th percentile required). This process resulted in the final HPPG identified above.

Compensation Levels Should be Market Competitive. To encourage building long-term shareholder value and the attraction and retention of executive talent, at least once each year the O&C Committee reviews market compensation survey data compiled and prepared by management and their executive compensation consultant, which is also reviewed by LB&Co, to evaluate how and whether our executive compensation program is market competitive. The survey data used by the O&C Committee is gathered from two key sources: (i) information for comparable executive positions within the HPPG, as identified above; and (ii) information from a broad group of durable goods manufacturing companies using Hewitt Associates’ “Total Compensation Measurementtm survey” (the “Hewitt Survey”), which we sometimes refer to as the broad or broader market. The O&C Committee recognizes that potential candidates for qualified executives, as well as market opportunities for our current executives, are not necessarily limited to companies in our industry sectors. As such, the O&C Committee does not limit its market analysis to only the organizations in our HPPG.

The O&C Committee uses this survey data to benchmark our executives’ base salary, annual bonus opportunities, total cash compensation, long-term incentive compensation and total direct compensation. Additionally, the O&C Committee uses the survey data to evaluate how, for each executive position, the O&C Committee’s compensation actions are appropriate, reasonable and consistent with the Company’s philosophy, practices and policies, considering the various labor markets in which we compete for executives.

The O&C Committee believes that setting target compensation at levels approximating the market median balances our interests in maintaining market competitive compensation and organizational efficiency. As such, base salary and target annual incentive opportunity for our executives are both generally set at levels approximating the 50th percentile of both the HPPG and the broad market taken from the Hewitt Survey. Long-term incentive compensation is set at levels approximating an average of the 50th percentile opportunity of the HPPG and the 75th percentile opportunity of the broad market taken from the Hewitt Survey.

The percentile differences in reference points for the long-term incentive compensation are due to the performance metrics being set in reference to the higher performing members of the HPPG, which generally results in more rigorous performance targets than when compared to the broader market. With these more demanding performance metrics, the O&C Committee believes that it is appropriate to use a higher percentile reference for the broad market when setting long-term incentive compensation targets. In

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using these compensation benchmarks, the O&C Committee establishes goals for both absolute and relative Company performance, which may be at or above median performance, to objectively determine performance and compensation at the end of the performance period. As discussed, actual total direct compensation, which may be at, above or below the competitive median, varies and is determined by performance against these pre-established measures and objectives.

Incentive Compensation Should Represent the Majority of Total Compensation. The O&C Committee believes that the proportion of an executive’s total compensation that is “at risk” based on individual, division, function and/or corporate performance should increase in line with the scope and level of the executive’s business responsibilities. Accordingly, for 2014, on average 77.2% of the total target-direct compensation of the Named Executive Officers at the time of award was dependent upon our stock price or our performance. The O&C Committee believes that the CEO’s “at risk” compensation should be a higher percentage of total direct compensation compared to the other Named Executive Officers in light of the position’s strategic focus and management responsibilities. The following table presents the percentage of each Named Executive Officer’s total target-direct compensation for 2014 that was at risk as of the time of award.

NAMED EXECUTIVE OFFICERS
2014 TOTAL DIRECT COMPENSATION

Named Executive Officer	Percent of Fiscal 2014 Pay “At Risk”(1)
Mark A. Blinn	85.9%
Michael S. Taff	76.5%
Thomas L. Pajonas	81.3%
Mark D. Dailey	72.2%
Carey A. O’Connor	70.2%
(1)	Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) the sum of the annual incentive opportunity, target long-term incentive opportunity and base salary.

Incentive Compensation Should Balance Short-Term and Long-Term Performance. As stated above, the O&C Committee believes that executive compensation should be linked to building long-term shareholder value while remaining consistent with our business objectives and values. Our executive compensation program addresses this objective by including long-term incentives in the form of equity-based awards, such as restricted common stock and contingent performance shares, which makes the performance of the Company’s common stock a targeted incentive. As discussed in further detail below, we have also established minimum stock ownership requirements for our executives that carry associated penalties if they are not met.

The O&C Committee also recognizes that, while stock prices correlate to corporate performance over the long-term, other factors may significantly affect stock prices at any point in time. These factors include general economic conditions, industry business cycles and varying attitudes among investors toward the stock market in general and specific industries and/or companies in particular. The influence of these factors makes performance of the Company’s common stock alone an incomplete measure of the Company’s performance. Accordingly, the base salary and annual cash incentive opportunity compensation components emphasize current or short-term corporate performance and the realization of defined business and financial objectives, which tend to be less impacted by short-term fluctuations in the price of the Company’s common stock.

Over the past several years, the O&C Committee has maintained a ratio of base salary and annual cash incentive opportunity (short-term focus compensation) to long-term incentive compensation (long-term focus compensation) that is more heavily weighted towards long-term compensation for our Named Executive Officers. The O&C Committee believes that this greater emphasis on long-term compensation appropriately aligns the executives’ total compensation with the Company’s short-term and long-term performance objectives. This emphasis provides each Named Executive Officer a competitive amount of cash compensation each year (with the opportunity to increase that amount if annual incentive objectives are exceeded), complemented by an opportunity to earn a substantial amount of additional compensation if the Company and the executives are successful in achieving the Company’s long-term objectives. For the CEO, the emphasis on long-term compensation is greater than that for the other Named Executive Officers, which the O&C Committee believes is appropriate in light of the position’s strategic focus, global governance and management responsibilities and accompanying risks.

Long-Term Incentives Should Balance Stock- and Financial-Based Achievements. In 2014, our long-term incentive awards for the Named Executive Officers were equally weighted between:

•	restricted common stock, which generally vests ratably over time; and

•	contingent performance shares, which generally vest at the expiration of a 3-year performance period based on: 1) RONA performance compared to that of the HPPG; and 2) bookings growth compared to overall gross domestic product (“GDP”) growth of countries that are members of the Organisation for Economic Co-operation and Development (“OECD”).

The O&C Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock-based and financial-based achievements and aligns the interests of the Named Executive Officers with the Company’s risk profile and the interests of our shareholders. The Company does not currently grant stock options, and no options have been awarded since 2007.

The O&C Committee may in the future adjust the current mix of award types, adjust vesting conditions or approve different types of awards as part of its overall long-term incentive program. Any review of the long-term incentive program would be undertaken as part of the established practice of annually approving and granting equity awards to the long-term incentive plan participants at the O&C Committee’s annual compensation review, as discussed below.

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The Executive Compensation Program Should be Reviewed Annually for Effectiveness. At the first regular committee meeting following our fiscal year end, the O&C Committee conducts a comprehensive review of all components of our executive compensation program. This review is done with the input of LB&Co and in light of evolving market practices in the general industry, external regulatory requirements, the competitive market for executives, our risk management objectives and our executive compensation philosophy. In conducting its review, the O&C Committee reviews information related to each executive officer’s income and benefits, including base salary, target incentive, retirement income and health and welfare benefits. This review and the resulting compensation program changes for 2014 are described below under “—Annual Executive Compensation Program Review and Compensation Risk.”

Elements of the Executive Compensation Program

Overview

The primary elements of the Company’s executive compensation program in 2014 are shown in the following table and are discussed in detail below:

Category	Compensation Element	Description
Cash	Base Salary	Fixed cash compensation based on responsibilities of the position and set at levels approximating the market median of companies within the HPPG
	Annual Incentive Opportunity	Annual cash incentive for Company achievement of pre-determined financial performance metrics; payment ranges from 0% to 200% of target award
Long-Term Incentives	Restricted Common Stock (50% of total grant value)	Vests ratably over a three-year period, has voting rights and receives dividends from date of grant
	Contingent Performance Units (50% of total grant value)	Cliff vests at end of a three-year period at 0% to 200% of award value based on RONA performance against the HPPG and bookings performance against OECD GDP growth; no voting rights and no dividends paid until vesting
Retirement	Qualified Pension Plan	Qualified pension plan, available to all salaried U.S. employees
	Senior Management Pension Plan	Partially-funded, non-qualified defined benefit restoration plan, available to executive officers and other U.S. employees based on salary level
	Supplemental Executive Pension Plan	Partially-funded, non-qualified supplemental defined benefit plan, available to eligible U.S. executives to maintain competitive total retirement benefits
	401(k) Plan	Qualified 401(k) plan available to all U.S. employees; Company matches 75% of pre-tax contributions up to 6% of salary
Other	Severance Plan	Sets standard benefits for senior executives in the event of severance
	Change-in-Control Plan	Sets standard benefits for senior executives upon a change-in-control
	Other Benefits	Physical exam, enhanced vacation; no perquisites offered

The O&C Committee’s process of reviewing the executive compensation program and setting compensation levels for our Named Executive Officers involves several components. During the first quarter of each year, the O&C Committee reviews each Named Executive Officer’s total compensation. The O&C Committee members also meet regularly with the Named Executive Officers at various times during the year, both formally within Board meetings and informally outside of Board meetings, which allows the O&C Committee to assess directly each Named Executive Officer’s performance. The O&C Committee also solicits input from all non-employee members of the Board as to the CEO’s performance during the year.

Except in years of CEO transition where the incumbent officer has completed less than one year of service in this capacity, the O&C Committee considers the results of the CG&N Committee’s process for reviewing the CEO’s performance with all independent Board members. The CG&N Committee’s process includes the independent Board members individually and collectively presenting their assessment, and the CEO providing his assessment, of his own performance. The O&C Committee uses these results when considering the compensation for the CEO that is then recommended to the independent Board members for approval.

In addition, the CEO annually presents an evaluation of each other Named Executive Officer to the O&C Committee, which includes a review of each officer’s contributions and performance over the past year, strengths, weaknesses, development plans and succession potential. The CEO also presents compensation recommendations for each Named Executive Officer for the O&C Committee’s consideration. Following this presentation and a benchmarking review for pay, the O&C Committee makes its own assessments and formulates compensation amounts for each other Named Executive Officer with respect to each of the elements in the Company’s executive compensation program as described below.

Base Salary

During the first quarter of each year, the O&C Committee reviews and establishes the base salaries of the Named Executive Officers. The O&C Committee has established and maintains base salary market reference points for the Company’s various executive positions indicated by the market compensation survey data compiled and prepared by management and independently reviewed by LB&Co. For each Named Executive Officer, the O&C Committee takes into account the scope of his or her responsibilities, experience and individual performance and then balances these factors against competitive salary practices. The O&C Committee also considers internal pay equity on an annual basis within the Company with respect to the other executives and references external benchmarks provided by LB&Co. The O&C Committee did not assign any relative or specific weights to these factors. Because we are committed to a pay-for-performance philosophy, the O&C Committee generally manages, and in 2014 did manage, base salary levels to approximate the market median of companies within the HPPG.

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Based on the factors discussed above, the Named Executive Officers’ salaries were adjusted in 2014 as shown in the following table.

Named Executive Officer	2014 Base Salary Increase %
Mark A. Blinn	2.9%
Michael S. Taff	3.3%
Thomas L. Pajonas	5.1%
Mark D. Dailey	2.5%
Carey A. O’Connor	13.5%

The base salaries paid to the Named Executive Officers during 2014 are shown in the “Summary Compensation Table” under the “Salary” column. Mr. Blinn’s base salary and other compensation components in 2014 are discussed below in further detail under “—Additional Executive Compensation Information—Chief Executive Officer Compensation in 2014.”

Annual Incentive Opportunity

During the first quarter of each year, the O&C Committee establishes an annual cash incentive opportunity for each Named Executive Officer under the Company’s Annual Incentive Plan (“AIP”). At that time, the O&C Committee approves: (i) the overall Company performance measures for the fiscal year; and (ii) an AIP target opportunity for each Named Executive Officer.

Setting the AIP Target Opportunity. Each year, the O&C Committee establishes an AIP target opportunity for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The O&C Committee sets these targets in consultation with LB&Co and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in 2014 is set forth in the following table:

Named Executive Officer	2014 AIP Target %
Mark A. Blinn	110%
Michael S. Taff	75%
Thomas L. Pajonas	85%
Mark D. Dailey	60%
Carey A. O’Connor	60%

Setting Company Performance Measures. The O&C Committee, working with the CEO and LB&Co, evaluates and approves the Company’s AIP performance measures for each fiscal year. The O&C Committee sets each Named Executive Officer’s AIP performance measures based on the results of the Company as a whole to ensure that the Named Executive Officers’ primary focus was on setting the overall strategic direction of the Company and achieving overall Company results aligned to support building shareholder value. As such, the Company’s AIP performance measures and targets, unadjusted for extraordinary events, established for 2014 were as follows:

2014 Performance Measures	Weighting	2014 Target (in millions)
Operating Income (OI)	60.0%	$825.0
Operating Cash Flow (OCF)	20.0%	$501.9
Bookings	20.0%	$5,186.3

The metrics presented in the table above were evaluated using pre-defined internal criteria. The O&C Committee selected these performance metrics, with input from management, because they support the key strategies that we believe drive sustainable and profitable Company growth (as discussed under “—Executive Compensation Program Objectives and Principles” above).

On the basis of the foregoing performance metrics, we use the following formula to calculate the AIP payment for a given year:

Base Salary x AIP Target x ((OI Performance Score x 60%) + (OCF Performance Score x 20% ) + (Bookings Performance Score x 20%))

The Operating Income and Bookings metrics coincide in all material respects with the Company’s financial results as reported in SEC filings. The Operating Cash Flow metric is calculated by adding the impact of currency revaluation effects, miscellaneous income and expense items and tax expense to operating income to arrive at an adjusted operating income figure, which is then adjusted for changes in working capital, certain accrued liabilities and depreciation and amortization. In most years, this metric coincides in all material respects with the Company’s audited financial results; for 2014, our Operating Cash Flow metric was approximately $495.2 million compared to reported cash flows from operations of approximately $571 million. Additionally, the O&C Committee may exercise its judgment, within parameters it establishes at the beginning of the year, whether to exclude the effect of certain specified developments that occur during the year in determining the extent to which the performance objectives are met. Such developments may include unanticipated changes in accounting principles or extraordinary, unusual or unplanned events that have been reported in our public filings.

Where applicable, AIP awards are paid in March for the prior year’s performance based upon the O&C Committee’s assessment of actual performance against the pre-established AIP performance objectives, subject to adjustments for individual performance. A more in-depth description of the O&C Committee’s decisions with respect to the annual incentive awards paid to each Named Executive Officer for 2014 follows.

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Measuring Performance and Establishing Payout. At the same time that the O&C Committee sets AIP performance metrics for a given year, it establishes a payout range for all AIP awards. The payout range ultimately determines the percentage of the target incentive to be paid, with an established upper limitation and a minimum below which no payment will be made. Additionally, the O&C Committee may modify an individual AIP award by up to 25% of calculated payout based on an individual’s contribution to our performance, as well as individual performance in relation to any extraordinary events or transactions. In this performance assessment, the O&C Committee considers the recommendations of the CEO as to the other Named Executive Officers. The Company currently uses a five point performance rating scale when determining the adjustments that are made to individual AIP awards. Such adjustments are made pursuant to the following schedule:

AIP Rating System
Performance Rating	AIP Adjustment
Below Expectations	-50%
Partially Met Expectations	-25%
Met Expectations	0%
Partially Exceeded Expectations	+7.5%
Exceeded Expectations	+15%

The 2014 payout range established for each Named Executive Officer was 0% to 200% of his or her respective target award opportunity. The actual payout percentage is determined using a matrix that compares the Company’s actual performance against the established performance targets for the year (referred to as “plan”). The following tables show the percentage of target award that is paid at different levels of Company performance against plan, as well as actual performance and payout percentages for 2014.

Operating Income Metric (60% Weight)		Operating Cash Flow Metric (20% Weight)		Bookings Metric (20% Weight)
Company Performance	% Payout Score	Company Performance	% Payout Score	Company Performance	% Payout Score
<80% of Plan	0.0%	<80% of Plan	0.0%	<80% of Plan	0.0%
80% of Plan	50.0%	80% of Plan	50.0%	80% of Plan	50.0%
94.6% of Plan	82.0%	98.7% of Plan	95.7%	100% of Plan	100.0%
100% of Plan	100.0%	100% of Plan	100.0%	100% of Plan	100.0%
≥125% of Plan	200.0%	≥125% of Plan	200.0%	≥125% of Plan	200.0%

After the end of 2014, the O&C Committee reviewed the Company’s actual performance against each of the performance measures established at the beginning of the year. The O&C Committee noted that the Company performed well in 2014 in the context of uncertain economic conditions. This was evidenced by, among other things, sales of $4.88 billion, operating income of $789.8 million, operating margin of 16.2%, and cash flows from operations of $571.0 million ($495.2 million as calculated for the annual incentive award, including adjustments noted below). The O&C Committee’s earlier decision to exclude the impact during 2014 of the divestiture of Naval OY, the costs associated with the acquisition of SIHI Group B.V., and approved realignment activity reduced performance against the Operating Income and Operating Cash Flow metrics by $8.0 million and $16.8 million, respectively, and increased performance against the Bookings metric by $34.9 million. Consistent with the principle of aligning awards with performance, the O&C Committee calculated the AIP percentage payout for each Named Executive Officer in accordance with the AIP formula and the achievement of the performance measures, as adjusted. As a result, the calculated AIP percentage payout for the CEO and all other Named Executive Officers was 88.3% of their target annual incentive opportunity.

Concerning individual performance, for 2014, the Board evaluated each of the Named Executive Officers based on the objectives outlined below, which were established and communicated to the Named Executive Officers at the beginning of 2014.

•	Achieve market-leading growth and earn attractive returns by effectively managing risk and leveraging our core competencies.

•	Pursue a rich understanding of our customers to ensure we serve their needs, exceed their expectations and build long-term relationships.

•	Create, enrich and sustain a rewarding and engaging work environment that attracts, develops and retains the highest caliber people in the industry.

•	Foster a culture of innovation and proactively manage a synergistic portfolio that creates optimal value for our customers and maximizes out long-term revenue.

•	Invest to provide local service capabilities to have an appropriate presence in countries that are central to future business growth opportunities.

•	Optimize our manufacturing and service assets, standardize best practices and utilize process excellence to meet our earnings potential.

•	Grow long-term viability through foundational values based on ethical business behavior, global corporate citizenship, sound operational practices and consistently superior financial performance.

For 2014, the O&C Committee increased the preliminary annual incentive award payout for Mr. Pajonas and Mr. Dailey based on its assessment of individual performance against the aforementioned individual objectives and specific objectives that supported our key strategies (as discussed above under “—Executive Compensation Program Objectives and Principles”). As a result, Mr. Pajonas’ preliminary annual incentive award was increased by 15% and Mr. Dailey’s preliminary annual incentive award was increased by 7.5%. No other adjustments to the preliminary annual incentive award payments were made for other Named Executive Officers. The annual incentive awards the Company paid to the Named Executive Officers for 2014 are reported below in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

The O&C Committee believes that the Named Executive Officers’ 2014 AIP awards are consistent with the Company’s strategy of rewarding its executives for the achievement of important and challenging business goals. The O&C Committee believes the AIP award calculations resulted in performance-related annual payments to the Named Executive Officers that were earned under objective criteria and reasonable in view of the Company’s 2014 performance.

Long-Term Incentives

Our long-term incentive program rewards the Named Executive Officers for the Company’s performance over a period of more than one fiscal year. Since 2007, our long-term incentive program has consisted of two components: (1) restricted common stock that vests over time and (2) contingent performance shares. In 2014, all Named Executive Officers received their long-term incentive awards in these forms. The O&C Committee may also award one-time grants of restricted common stock in its discretion based on performance or other factors.

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Determining the Structure of Awards. As discussed above, the O&C Committee believes that long-term incentive compensation is essential to retaining and motivating executives. The O&C Committee further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the O&C Committee determined that for 2014, an equity award combination consisting of approximately one-half in value of restricted common stock, which vests ratably over a three-year period, and one-half in value of contingent performance shares, which cliff vests at the end of a three-year period, would best serve the goals that the O&C Committee sought to achieve for 2014. The awards are granted subject to a pre-approved total target pool of restricted common stock and contingent performance share awards available to employees eligible to participate in the long-term incentive program. The Company does not currently grant stock options, and no options have been awarded since 2007.

Setting the Target Opportunity. Each year, the O&C Committee establishes a target long-term incentive opportunity for each Named Executive Officer, which is expressed as a percentage of the executive’s base salary. During the first quarter of each year, the O&C Committee determines the aggregate equivalent dollar value of the long-term incentive award for each Named Executive Officer and then makes annual grants of restricted common stock and contingent performance shares, as appropriate. The equity awards are made after the O&C Committee has had an opportunity to evaluate the Company’s operating results for the prior year and at the same time that the Company is making its major compensation decisions for the current fiscal year.

The O&C Committee has the discretion to increase or decrease a Named Executive Officer’s time-vested restricted common stock award (but not the contingent performance share award) based on an assessment of the officer’s individual contribution to the Company’s results. For Named Executive Officers other than the CEO, the recommendations of the CEO are considered. Similar to potential AIP award adjustments, these adjustments must be based on individual performance relative to the Company’s key strategies. These adjustments, along with adjustments that may be made to the restricted common stock awards of other plan participants, will not exceed the pre-approved total target pool available for restricted stock awards by more than 10% without specific O&C Committee consideration. In 2014, the O&C Committee did not adjust the time-vested restricted common stock awards for any Named Executive Officer based on individual contribution.

The O&C Committee considers both the target dollar value of the long-term incentive package and the package’s potential dilutive effect on the Company’s outstanding shares of common stock in determining the aggregate equivalent dollar value available for individual long-term incentive awards, and the aggregate amount of total awards available for our executives. The O&C Committee first sets the target dollar value of the long-term incentive package for each Named Executive Officer and, in doing so, considers durable-goods manufacturing companies data from the Hewitt Survey and information from the Company’s HPPG, as previously described. For reasons described above under “—Executive Compensation Program Objectives and Principles—Compensation Levels Should be Market Competitive”, we generally provide, and in 2014 did provide, long-term incentive awards at target levels that approximate an average of the 50th percentile of the HPPG and the 75th percentile of the broad market taken from the Hewitt Survey.

Once the target dollar value is set, the O&C Committee considers the potential dilutive effect of awards on the Company’s outstanding shares of common stock. The O&C Committee evaluates shareholder dilution based on equity compensation “burn rates,” which refers to the annual rate at which shares are awarded under our shareholder approved stock compensation plans compared to the total amount of the Company’s outstanding common stock. The O&C Committee then compares the rate to those of the companies in the HPPG, guidelines used by certain institutional shareholder advisory services and the advice of LB&Co. Generally, the O&C Committee targets a maximum Company-wide “burn rate” of 1.0% of the Company’s outstanding common stock for each annual grant of long-term incentive awards for all Company employees. Based on projections of equity awards to be made to employees during the balance of 2014, the O&C Committee determined that the proposed awards to the Named Executive Officers and the projected additional awards to employees would enable the Company to remain comfortably within the annual “burn rate” of 1.0% of the Company’s outstanding common stock.

In past years, the O&C Committee has established the practice of annually approving and granting equity awards to long-term incentive plan participants at the O&C Committee’s meeting held in the first quarter of the year. Based on the criteria described above, the O&C Committee met on February 4, 2014 and approved the target long-term incentive opportunities for our Named Executive Officers as set forth in the table below:

Named Executive Officer	2014 LTI Target as % of Base Salary
Mark A. Blinn	500%
Michael S. Taff	250%
Thomas L. Pajonas	350%
Mark D. Dailey	200%
Carey A. O’Connor	175%

The material terms and conditions of these equity awards are determined under the provisions of our equity compensation plans that our shareholders previously approved. These plans are included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 17, 2015 (the “Annual Report”), which can be found on the Company’s website at www.flowserve.com under the “Investor Relations — SEC Filings” caption.

Restricted Common Stock Awards. Since 2004, the O&C Committee has granted restricted common stock awards that vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards also serve as an effective incentive for our superior executive performers to remain with the Company and continue such performance.

Target restricted common stock grants to the Named Executive Officers in 2014 represented one-half of the executives’ total target long-term incentive opportunity. Target grants were determined by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which was calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2013.

Restricted common stock awards are only earned if the individual continues to be employed by the Company until the applicable vesting dates of the awards. During the restriction periods, the Named Executive Officers holding unvested restricted common stock are entitled to vote the shares and to receive dividends on the shares, if any, on the same basis as the Company’s shareholders holding unrestricted stock.

The grant date fair value of the restricted common stock awards granted to the Named Executive Officers during 2014, calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. Additional information on the awards granted in 2014 is shown in the “2014 Grants of Plan-Based Awards” table.

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Contingent Performance Share Awards. Contingent performance shares are restricted stock units that vest, if at all, based on the Company’s achievement of pre-determined financial metrics, measured over a three-year performance period. Prior to the 2014-2016 performance period, contingent performance share awards were based solely on RONA performance compared to that of the HPPG. Beginning with the 2014-2016 period, in order to support the Company’s strategic plan to emphasize growth in excess of market levels, the O&C Committee added a bookings component which is measured by comparing the Company’s growth in bookings to the GDP growth of countries that are members of the OECD over the three-year performance period. The O&C Committee believes that benchmarking bookings growth to OECD GDP growth is an appropriate basis to measure incremental growth as the Company’s bookings have historically had a strong correlation to OECD GDP results, and the OECD has close alignment to the Company’s geographic distribution. As such, the Company’s contingent performance share award measures, unadjusted for extraordinary events, established for 2014 were as follows:

2014 Performance Measures	Weighting
RONA	80.0%
Bookings	20.0%

On the basis of the foregoing performance metrics, we use the following formula to calculate the Contingent Performance Share Awards for the 2014-2016 period and future periods:

LTI Target x ((RONA Performance Score x 80%) + (Bookings Performance Score x 20%))

The O&C Committee believes that these performance-based awards provide a stronger incentive for our executives to achieve specific performance goals over the performance period that advance our business strategies, build long-term shareholder value and encourage executive retention.

These performance-based awards are subject to forfeiture if the executive’s employment terminates for any reason other than death, disability, special end of service or reduction-in-force before the end of the three-year performance period or if the performance goals are not reached. Until vesting, holders of contingent performance share units do not have voting rights on the units, but the units are entitled to receive dividend accruals, if any.

Target contingent performance share grants to the Named Executive Officers in 2014 represented one-half of the executives’ total target long-term incentive opportunity. As with the restricted common stock grants, target grants were determined by dividing this portion of the executive’s long-term incentive opportunity by the price of the Company’s common stock, which was calculated by taking an average of closing prices reported on the NYSE during the last twenty trading days of 2013.

In 2014, the O&C Committee approved contingent performance share long-term incentive opportunities that will vest, if at all, in March 2017 based on the Company’s achievement of: 1) a three-year RONA performance relative to the HPPG’s RONA performance; and 2) three-year bookings growth relative to GDP growth of OECD member countries. (as more fully described below). The O&C Committee currently believes that the RONA financial measure and bookings measure are well correlated to shareholder value creation. The O&C Committee also believes that placing increased weight to comparisons with the HPPG and OECD, rather than the market in general, will help ensure that performance is measured in a more transparent manner and will not benefit disproportionately from general market movement.

Prior to the granting of contingent performance share awards each year, the O&C Committee establishes a vesting percentage range around each executive’s target long-term incentive opportunity allocated to the contingent performance shares. This vesting percentage range has an established upper limitation and a minimum below which no shares will vest. Similar to AIP awards, the percentage vesting range determines the amount of contingent performance shares that vest relative to the original award amount.

For 2014, the vesting percentage range established for each Named Executive Officer was 0% to 200% of his or her respective target long-term incentive opportunity allocated to the contingent performance shares. In order to achieve a target (100%) vesting percentage, the Company must achieve: 1) an average RONA over the three-year performance period equivalent to the median (50th percentile) three-year RONA average among the members of the HPPG; and 2) bookings growth that is 3.4 percentage points above the GDP growth rate of OECD member countries. When determining the target bookings growth rate, the O&C Committee compared the forecasted GDP growth rate of OECD member countries to the Company’s forecasted bookings growth rate over the three year period. To illustrate, if the median RONA average among the HPPG over the three-year performance period was 15.0% and the GDP growth rate of OECD member countries was 2.6%, then the Company would have to achieve a 15.0% RONA and 6.0% bookings growth over the performance period to achieve a target vesting percentage. For the RONA metric, the O&C Committee believes that using the individual RONA averages of the HPPG’s members works to mitigate the influence of outlier RONA performances within the group, which can skew the aggregate RONA average either positively or negatively, and results in a more consistent basis for assessing relative performance.

The following table illustrates the performance scores of the contingent performance share metrics at different levels of Company performance.

Company RONA Performance v. Percentile of HPPG RONA Performance (80% weight)	% Performance Score
<85% of HPPG RONA Averages Median	0%
85% of HPPG RONA Averages Median	50%
HPPG RONA Averages Median	100%
HPPG RONA Averages 75th Percentile	200%

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Company Bookings Performance v. GDP Growth of OECD Member Countries (20% weight)	% Performance Score
<2.2 percentage points above 3-year average GDP growth	0%
2.2 percentage points above 3-year average GDP growth	50%
3.4 percentage points above 3-year average GDP growth	100%
5.2 percentage points above 3-year average GDP growth	200%

Stock Ownership Requirements and Anti-Hedging. Our executive compensation program requires executives own a minimum amount of Company common stock equal in value to a multiple of their respective annual base salaries. The O&C Committee believes that this ownership requirement further encourages the alignment of executive and shareholder interests by requiring executives to acquire and maintain a meaningful stake in the Company, which promotes the Company’s objective of building long-term shareholder value. Additionally, under the Company’s Insider Trading Policy, which is available on our website at www.flowserve.com under the “Investor Relations—Governance” caption, executives are prohibited from pledging stock and engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s common stock.

The stock ownership requirements are designed to maintain stock ownership at levels high enough to indicate management’s commitment to share value appreciation to our shareholders while satisfying an individual executive’s prudent needs for personal asset diversification. The stock ownership requirements are set by the O&C Committee as a result of a competitive analysis prepared by management and reviewed by LB&Co, and the requirements are reviewed each year and updated as necessary. The requirements were last reviewed by the O&C Committee in 2014.

The Company’s current stock ownership requirements for the Named Executive Officers and the number of shares required thereby are shown in the following table.

Named Executive Officer	Ownership Requirement	Required Ownership at 12/31/2014 (# of Shares)(1)
Mark A. Blinn	5 x Annual Base Salary	68,843
Michael S. Taff	3 x Annual Base Salary	22,035
Thomas L. Pajonas	3 x Annual Base Salary	27,537
Mark D. Dailey	3 x Annual Base Salary	17,679
Carey A. O’Connor	3 x Annual Base Salary	14,568

(1)	Based on an average price per share of $76.26, which is calculated using the average closing prices of our common stock between January 1st and June 31st of 2014, as reported by the NYSE. Shares have been rounded up to the nearest whole share.

The required stock ownership levels are expected to be achieved within five years from the date the guidelines are first applicable or within five years of the executive joining the Company. Recognizing the time required to achieve the ownership requirements, the O&C Committee approved the establishment of an interim retention requirement. Through this requirement, executives who do not meet the ownership requirement must show that they have retained at least 60% of the vested restricted common stock, vested contingent performance shares and exercised stock options granted from the time the ownership guidelines become applicable. The 60% retention level was established in recognition that executives’ may need to sell shares to satisfy tax obligations. For 2014, all Named Executive Officers met their stock ownership requirements.

The O&C Committee annually reviews these stock ownership requirements and periodically monitors the executives’ progress toward meeting their respective target ownership levels. Shares held directly by an executive count toward satisfying the requirements. The share equivalent of vested and unexercised stock options and shares held in the Flowserve Corporation Non-Qualified Deferred Compensation Plan also count toward satisfying the stock ownership requirements. Unvested restricted common stock and unvested contingent performance shares are not counted toward satisfying the stock ownership requirements.

Recoupment of Incentive Compensation Policy. Our Recoupment of Incentive Compensation Policy (the “Recoupment Policy”) reinforces our commitment to integrity and the highest standards of ethical conduct through our compensation program. Under the Recoupment Policy, the O&C Committee has the ability to recoup certain incentive compensation from an executive, within three years prior, if the Company is required to restate its financial statements or if the executive engages in misconduct. If a restatement occurs, the O&C Committee can require an executive to reimburse the Company for (1) compensation received under our AIP and (2) vested contingent performance shares, where the amount of compensation received, in either case, was greater than the amount the O&C Committee believes was actually earned based on the restated financial results. If an executive engages in misconduct, the O&C Committee can require the executive to repay the gross value of (1) all compensation received under the AIP during the calendar year(s) in which the misconduct occurred, (2) all vested restricted common stock granted during the calendar year(s) in which the misconduct occurred and (3) all vested contingent performance shares awarded to the executive for any performance period that includes the calendar year(s) in which the misconduct occurred.

Flowserve Corporation Pension Plans

We provide pension benefits to U.S. salaried employees under the Flowserve Corporation Pension Plan (the “Qualified Plan”), which is a tax-qualified pension plan, subject to funding requirements, vesting rules and maximum benefit limitations of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Named Executive Officers participate in the Qualified Plan on the same terms as the rest of our U.S. salaried employees. Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the pension benefits (based on an annual compensation limit) that can be accrued under a tax-qualified pension plan, we established and maintain a partially funded, non-qualified defined benefit restoration pension plan, the Senior Management Retirement Plan (the “SMRP”), for our executives, including the Named Executive Officers, to compensate these individuals for the reduction in their pension benefit resulting from this limitation. The SMRP is purely a restoration plan to provide comparable level retirement benefits to those provided to other U.S. employees based on a comparable benefit formula. In addition, we also established and maintain a second partially-funded, non-qualified supplemental defined benefit pension plan, the Supplemental Executive Retirement Plan

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(the “SERP”), for our eligible U.S. executives, including the Named Executive Officers, to maintain a total retirement benefit level that is competitive with general industry companies similar in size. These programs are designed to provide eligible U.S. executives with income following retirement and to help ensure that we are able to attract and retain executive talent by providing comprehensive retirement benefits.

Participants in the Qualified Plan and the SMRP accrue contribution credits based on age and years of service at the rate of 3% to 7% for eligible earnings up to the Social Security wage base, and at the rate of 6% to 12% for eligible earnings in excess of the Social Security wage base. Participants in the SERP accrue contribution credits at the rate of 5% of all eligible earnings. Eligible earnings include base salary and annual incentive award. SERP participants also earn interest on the accrued cash balance based on the rate of return on 10-year Treasury bills.

Our Qualified Plan also confers competitive post-employment benefits to the executive officers upon a change-in-control. The additional years of credited service and additional age credit for purposes of determining an individual’s benefits under the Qualified Plan compensate that individual upon his or her early termination from the plan.

The actuarial present value of the accumulated pension benefits of the Named Executive Officers as of the end of 2014, as well as other information about the Company’s defined benefit pension plans, is shown in the “2014 Pension Benefits” table below. For a discussion regarding the valuation method and assumptions used in quantifying the present value of the current accrued pension benefits, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Pension and Postretirement Benefits Obligations — Accrual Accounting and Significant Assumptions” in the Company’s Annual Report.

Review and Assessment of Compensation Under Termination Scenarios

The O&C Committee also reviews each Named Executive Officer’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by management and resignation or retirement by the executive. Tally sheets setting forth all of the listed scenarios are prepared by management and reviewed by the O&C Committee with input from LB&Co. Based on the O&C Committee’s review of the tally sheets, the O&C Committee determined that the potential payments that would be provided to the Named Executive Officers were consistent with our executive compensation objectives and principles.

Flowserve Corporation Officer Severance Plan

In 2006, the Board and the O&C Committee approved, and the Company adopted, a revised severance plan for the Company’s senior executive officers and other corporate officers, which was amended and restated in 2010 (the “Officer Severance Plan”). The O&C Committee currently believes that the Officer Severance Plan is a competitive compensation element in the current executive labor market and is more beneficial to the Company and its shareholders than conducting individual negotiations with each executive officer in the event of a termination of employment.

In addition, to protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from a portion of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information in a manner that may result in competitive harm to the Company.

Detailed information concerning the Officer Severance Plan, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under “—Potential Payments Upon Termination or Change-in-Control—Flowserve Corporation Officer Severance Plan.”

Flowserve Corporation Executive Officer Change-in-Control Severance Plan

The Flowserve Corporation Executive Change-in-Control Severance Plan (the “CIC Plan”) provides certain specified severance benefits to the Named Executive Officers to promote financial protection and security of their long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. The benefits under the CIC Plan, if payable, are in lieu of severance benefits payable to executive officers under the Officer Severance Plan described above.

The O&C Committee believes that it is in the best interests of the Company and its shareholders to offer such a plan to its Named Executive Officers and other executives. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior employees. The O&C Committee views these amounts as reasonable and appropriate for the Named Executive Officers, who may not be in a position to obtain comparable employment following a change-in-control. The O&C Committee also believes that these benefits are important to encourage executives to support change-in-control transactions the Board deems to be in the best interest of our shareholders.

Severance benefits under the CIC Plan include, among other things, the accelerated vesting of all outstanding equity awards in connection with a change-in-control of the Company (without a requirement that the Named Executive Officer’s employment be terminated). In the O&C Committee’s view, this is currently a customary and reasonable component of a comprehensive change-in-control benefits program plan, but the O&C Committee will continue to review this matter. The O&C Committee believes that the equity awards granted to our executives have been reasonable in amount and are a substantial part of the value that would be received by them in the event of a change-in-control of the Company, in lieu of benefiting from the likely future increase in the price of our common stock over the years. The O&C Committee believes that accelerating vesting is appropriate, since the current executive team’s performance would have been responsible for this anticipated share price increase and benefit to future shareholder value.

The O&C Committee, in consultation with LB&Co, reviews the CIC Plan periodically to evaluate both its effectiveness and competitiveness and to determine the value of potential awards.

Detailed information concerning the CIC Plan, including the events that trigger benefits and the severance benefits provided upon the occurrence of such events, is discussed below under “—Potential Payments Upon Termination or Change-in-Control—Flowserve Corporation Executive Officer Change-in-Control Severance Plan.”

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Other Benefits

As previously discussed, the O&C Committee strives to make our executive compensation program primarily performance-based and, as such, has eliminated perquisites for our executive officers. Our executive compensation program continues to provide limited other benefits, which the O&C Committee believes are competitive with the level of benefits offered by the companies with which we compete for executive talent, and as such serve to meet our stated objective of attracting and retaining executive talent. In addition, some of the benefits are, in the O&C Committee’s view, provided for the Company’s benefit notwithstanding any personal benefit an executive may derive. Such other benefits provided in 2014 included:

•	Executive Physicals. All Named Executive Officers were eligible to receive an annual physical examination. This is a standard benefit provided by comparative companies.

•	Enhanced Vacation. All Named Executive Officers are eligible to receive an enhanced vacation benefit. Each officer is eligible for a minimum of four weeks vacation and may receive more, if the officer’s years of service so qualify under the Company’s regular employee vacation award schedule.

The aggregate incremental cost of providing these benefits to the Named Executive Officers is included in the “Summary Compensation Table” under the “All Other Compensation” column and related footnotes.

Non-Qualified Deferred Compensation Plan

Prior to 2008, the Flowserve Corporation Deferred Compensation Plan (the “Deferral Plan”) was available to all U.S. employees who met the IRS definition of a “highly compensated employee.” The Deferral Plan allowed eligible participants, including the Named Executive Officers, to elect, at their discretion, to defer payment of a portion of their salary and all or a portion of their annual incentive award and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. Participants are entitled to direct the manner in which their deferral accounts will be deemed to be invested by selecting among hypothetical investment benchmarks chosen by the Pension and Investment Committee, the administrators of the Deferral Plan. Generally, there are no vesting requirements on deferred amounts or earnings on deferred amounts. The Company did not make any contributions to the plan.

Effective December 31, 2007, the Deferral Plan was frozen. Accordingly, no deferrals have been made by any executives, including the Named Executive Officers, since that time, and no further deferrals may be made. Existing participant account balances will remain within the Deferral Plan and remain subject to future appreciation or depreciation until the balances are distributed based on the participant’s distribution election.

With respect to amounts deferred prior to December 31, 2004, participants may voluntarily elect to withdraw all of the balance in their accounts. If a participant elects to withdraw such amounts, the Company will pay an amount equal to 90% of the balance in the participant’s deferral account in a lump sum in cash, and the participant will forfeit the remainder of such deferral account. With respect to amounts deferred after December 31, 2004, participants may not voluntarily elect to withdraw any portion of the balance in their accounts.

In prior years, executives may have deferred significant amounts of their salary and annual incentive awards, which minimized the reduction in the federal income tax deduction available to the Company, as the compensation deferred was not subject to the limitation under Section 162(m) of the Code until the year paid. Total deferral account balances as of the end of 2014 are shown in the “2014 Non-Qualified Deferred Compensation” table below.

Additional Executive Compensation Information

Employment Agreements

Consistent with its compensation philosophy, the Company generally does not enter into employment agreements with its executives, who are considered to serve at the will of the Board, and no current executive has an employment agreement.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Code limits to $1.0 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to the Company’s CEO and the three other most highly-compensated executive officers as of the end of the fiscal year included in the “Summary Compensation Table,” unless such compensation meets certain requirements. Approximately $4.96 million will be subjected to this limitation for the 2014 tax year and will therefore not be deductible on the Company’s federal income tax return.

The cash-based AIP was approved by shareholders at the 2007 annual meeting of shareholders. Performance-based compensation will be deductible for tax purposes based on the payments that are anticipated to be made as a result of performance relating to the Annual Incentive Plan.

Stock options under our existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, we expect to be allowed to deduct compensation related to options granted under each of these plans.

The equity based long-term incentive program has been revised to comply with the rules under Section 162(m) and was approved at the 2007 annual meeting of shareholders. We expect to be allowed to deduct performance-based compensation granted under the equity-based long-term incentive program, including the contingent performance shares, beginning with the grants awarded in 2007. These grants became eligible for pay-out beginning in 2010, and therefore should be deductible for tax purposes in 2014.

The O&C Committee has considered and will continue to consider tax deductibility in structuring executive compensation arrangements. However, the O&C Committee retains discretion to establish executive compensation arrangements that it believes are consistent with its principles described earlier and in the best interests of the Company and our shareholders, even if those arrangements are not fully deductible under Section 162(m).

The Company recognizes compensation expense in our financial statements for all equity-based awards pursuant to the principles set forth in FASB ASC 718, “Compensation – Stock Compensation”. The O&C Committee considered the GAAP accounting implications of the awards in setting the long-term incentive mix and further determined that the mix of time-vested restricted common stock and contingent performance shares was appropriate for 2014.

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Chief Executive Officer Compensation in 2014

The compensation of the CEO was set in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing shareholders with a better understanding of Mr. Blinn’s compensation for 2014, we are providing the following discussion and analysis.

In February 2014, the O&C Committee identified specific criteria for evaluating the CEO’s performance during 2014. These criteria included financial performance, strategic vision and leadership, including the development of human capital. In evaluating the CEO’s performance in 2014, the O&C Committee Chairman gathered input from individual Board members through a formal review process following year end. During this process, the O&C Committee reviewed both the detailed compensation market data prepared by management’s compensation consultant and LB&Co. The O&C Committee discussed and determined the following CEO compensation changes and awards in executive session with only O&C Committee members and LB&Co present. The O&C Committee also followed the principles and practices earlier discussed during the Board’s special executive session to conduct the CEO performance review.

The O&C Committee reviews the CEO’s total compensation package on an annual basis and analyzes it in view of competitive data provided by management and reviewed by LB&Co, pay equity relative to the other Named Executive Officers and the Company’s performance for the fiscal year. The O&C Committee plans to continue to annually disclose its CEO’s and Named Executive Officers’ compensation adjustments and awards, including the rationale for these actions, in future proxy statements.

Base Salary. In February 2014, Mr. Blinn’s salary was increased from $1,020,000 to $1,050,000 representing a 2.9% increase over 2013. This increase was consistent with the base salary increase guidelines used across the whole organization. In setting Mr. Blinn’s base salary, the Board recognized Mr. Blinn’s leadership and contribution to overall Company performance, his performance during the year against his individual objectives and external market practices consistent with our compensation objectives.

Annual Incentive Opportunity. To recognize Mr. Blinn’s performance during 2014, the O&C Committee approved a cash award under the Annual Incentive Plan of $1,020,327. As discussed under “—Elements of the Executive Compensation Program—Annual Incentive Opportunity—Measuring Performance and Establishing Payout” above, the actual payout represented 88.3% of Mr. Blinn’s target annual incentive opportunity.

Long-Term Incentives. In accordance with the principles and practices set forth earlier, the O&C Committee approved an initial long-term incentive award to Mr. Blinn consisting of 44,540 shares of restricted common stock, which vest ratably over time, and 44,540 contingent performance units at the same time 2014 long-term incentive awards were made to key managers, including the Named Executive Officers. Further, in recognition of Mr. Blinn’s leadership and contribution to overall Company performance and to further align Mr. Blinn’s compensation with competitive market levels described above under “— Elements of the Executive Compensation Program—Objective and Principles”, the Board increased Mr. Blinn’s Long-Term Incentive Target to 500% in 2014 from 450% in 2013.

Annual Executive Compensation Program Review and Compensation Risk

It is the O&C Committee’s policy to regularly monitor and annually review our executive compensation program to determine, in consultation with LB&Co, whether the elements of the program are consistent with our stated executive compensation objectives and principles. Within this determination is an evaluation of whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

Following the O&C Committee’s annual review of our executive and other compensation programs in 2014, in consultation with LB&Co, the O&C Committee concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the O&C Committee noted that:

•	Compensation elements are balanced. Our compensation program design provides a balanced mix of base salary, annual cash incentive compensation and, for eligible employees, long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;

•	Metrics balance short-term and long-term goals. Our incentive compensation metrics are balanced between the realization of short-term corporate business and financial objectives, namely annual operating income, cash flows from operations and bookings for the annual cash incentive opportunity, and long-term stock-based and financial performance objectives, which are effected through an equally weighted mix of restricted common stock that generally vests ratably over a three-year period and contingent performance shares that vest at the end of a three-year performance period based on indexed RONA performance and bookings growth;

•	Individual performance is emphasized. We place an emphasis on individual, non-financial performance metrics in determining final individual compensation amounts, serving to restrain the influence of formulae and objective factors on incentive pay and providing the O&C Committee with discretion to adjust compensation downward if behaviors are not consistent with our business objectives and values;

•	Incentive programs are capped. Maximum payout levels for the AIP incentive opportunity are capped at 200% of target, with formulaic adjustments for individual performance (both positive and negative), and the contingent performance share award payouts are capped at 200% of target, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior;

•	Incentives have performance thresholds. The annual cash incentive opportunity and the contingent performance share awards have threshold payout levels, which ensure that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved;

•	Compensation is benchmarked. The O&C Committee benchmarks compensation against both the HPPG and the Hewitt Survey to ensure compensation programs are consistent with industry practice;

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•	Executives have ownership requirements. Our officers are subject to equity ownership guidelines, which further encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our shareholders, and are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock;

•	Compensation can be recouped. The Company maintains a Recoupment of Incentive Compensation Policy allowing for the “clawback” of certain incentive compensation in the event of a financial restatement or misconduct; and

•	Incentives do not encourage excessive risk. Our AIP and our long term incentive program are the same for all eligible employees and have been in place and structured around the same metrics for several years, and we have seen no evidence that they encourage unnecessary or excessive risk-taking.

Organization and Compensation Committee Report

The Organization and Compensation Committee of the Board of Directors of the Company is currently comprised of five independent directors, John R. Friedery (Chairman), Lynn L. Elsenhans, Joseph E. Harlan, David E. Roberts and James O. Rollans.

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above in this proxy statement, with management. Based on this review and discussion, the Organization and Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2014.

John R. Friedery, Chairman

Lynn L. Elsenhans

Joseph E. Harlan

David E. Roberts

James O. Rollans

Summary Compensation Table

The following table sets forth compensation information for 2014, 2013 and 2012 for our Named Executive Officers — the individuals who served during 2014 as principal executive officer and principal financial officer of the Company and the three other most highly compensated executive officers of the Company serving at the end of 2014.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark A. Blinn	2014	1,044,221	5,080,054	(6)	1,020,315	419,741	96,261	7,660,592
President and Chief Executive	2013	1,016,923	4,882,277		1,259,153	382,243	102,426	7,643,022
Officer (Principal Executive Officer)	2012	991,539	4,076,822		1,137,851	281,413	92,315	6,579,940
Michael S. Taff	2014	556,732	1,301,173	(7)	371,110	123,480	68,519	2,421,014
Senior VP and Chief Financial	2013	541,340	1,462,644		355,137	115,229	61,467	2,535,817
Officer (Principal Financial Officer)	2012	504,136	2,396,331		340,836	62,206	100,286	3,403,795
Thomas L. Pajonas	2014	693,511	2,238,075	(8)	604,468	257,070	70,236	3,863,360
Executive VP and Chief	2013	663,750	4,325,292		598,154	233,455	69,061	5,889,711
Operating Officer	2012	624,616	2,858,373		537,893	158,954	68,380	4,248,216
Mark D. Dailey	2014	430,018	841,936	(9)	256,071	151,241	45,852	1,725,118
Senior VP and Chief	2013	420,589	945,864		246,023	141,053	42,698	1,796,226
Administrative Officer	2012	415,396	843,530		225,467	121,963	41,003	1,647,359
Carey A. O’Connor(10)	2014	361,853	548,534	(11)	196,289	77,259	32,281	1,216,216
Senior VP and	2013	326,252	626,400		183,067	68,348	24,154	1,228,221
General Counsel

(1)	Salary reported for 2014 represents amounts earned by the executive officers in 2014.

(2)	Represents the grant date fair value of long-term equity incentive awards under the Company’s long-term incentive program computed in accordance with FASB ASC 718 “Compensation – Stock Compensation”, including the impact of forfeitures. The incentive awards are granted in the form of restricted common stock, which generally vest ratably over a three-year period, and contingent performance share units. The performance criteria for the contingent performance share awards is based on the Company’s average RONA over a three-year period compared to the RONA averages of the Company’s applicable HPPG for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Awards” above. The reported value of the contingent performance awards is computed based on the grant date estimate of compensation cost to be recognized over the three-year period, which was 100%, or “target”. Payout for the contingent performance awards can range from 0 shares to a maximum of 200% of target. Assumptions used in the valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended December 31, 2014 in the Annual Report.

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(3)	The 2014 amounts in this column represent an annual cash incentive bonus for 2014 under the Company’s Annual Incentive Plan that was earned in 2014. These amounts were accrued in the Company’s 2014 financial statements but were not actually paid to Messrs. Blinn, Taff, Pajonas and Dailey and Ms. O’Connor until March 2015.

(4)	There were no above-market or preferential earnings with respect to any deferred compensation balances.

(5)	The following table shows the components of this column for the Named Executive Officers, calculated at the aggregate incremental cost to the Company:

Name	Retirement Plan Contributions	Insurance Premiums(A)	Dividends on Restricted Stock	Other		Total
Mark A. Blinn	$11,700	$25,016	$53,781	$5,764	(B)	$96,261
Michael S. Taff	11,700	20,129	33,806	2,884	(C)	68,519
Thomas L. Pajonas	11,700	20,341	37,347	848	(D)	70,236
Mark D. Dailey	11,700	20,758	10,249	3,145	(E)	45,852
Carey A. O’Connor	10,238	8,880	7,732	5,431	(F)	32,281

(A)	Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(B)	Includes $5,764 attributable to an annual physical exam.

(C)	Includes $1,180 attributable to an annual physical exam and $1,704 attributable to spousal travel.

(D)	Includes $848 attributable to spousal travel.

(E)	Includes $2,750 attributable to an annual physical exam and $395 attributable to spousal travel.

(F)	Includes $5,431 attributable to an annual physical exam.

(6)	Calculated using a price per share of $73.56, the closing market price of the Company’s common stock as reported by the NYSE on February 7, 2014, the date of grant. Includes 34,530 shares ($2,540,027) of restricted stock and 34,530 contingent performance units ($2,540,027), which represents the target award. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 69,060 shares, or $5,080,054 at the date of grant.

(7)	Calculated using a price per share of $70.87, the closing market price of the Company’s common stock as reported by the NYSE on February 5, 2014, the date of grant. Includes 9,180 shares ($650,587) of restricted stock and 9,180 contingent performance units ($650,587), which represents the target award. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 18,360 shares, or $1,301,173 at the date of grant.

(8)	Calculated using a price per share of $70.87, the closing market price of the Company’s common stock as reported by the NYSE on February 5, 2014, the date of grant. Includes 15,790 shares ($1,119,037) of restricted stock and 15,790 contingent performance units ($1,119,037), which represents the target award. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 31,580 shares, or $2,238,075 at the date of grant.

(9)	Calculated using a price per share of $70.87, the closing market price of the Company’s common stock as reported by the NYSE on February 5, 2014, the date of grant. Includes 5,940 shares ($420,968) of restricted stock and 5,940 contingent performance units ($420,968), which represents the target award. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 11,880 shares, or $841,936 at the date of grant.

(10)	Ms. O’Connor’s 2012 compensation amounts are not shown, as she was not a Named Executive Officer during that year.

(11)	Calculated using a price per share of $70.87, the closing market price of the Company’s common stock as reported by the NYSE on February 5, 2014, the date of grant. Includes 3,870 shares ($274,267) of restricted stock and 3,870 contingent performance units ($274,267), which represents the target award. The maximum potential value of the performance award, assuming the highest level of performance conditions, is 7,740 shares, or $548,534 at the date of grant.

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2014 Grants of Plan-Based Awards

The following table sets forth certain information with respect to 2014 plan-based awards granted to the Named Executive Officers for the year ended December 31, 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)				All Other Stock Awards: Number		Grant Date Fair Value of Stock
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		of Shares of Stock or Units (#)		and Option Awards ($)(2)
Mark A. Blinn	2/7/2014	(3)	561,000	1,122,000	2,244,000	—	—	—		—		—
	2/7/2014		—	—	—	17,265	34,530	69,060		—		2,540,027	(4)
	2/7/2014		—	—	—	—	—	—		34,530	(5)	2,540,027
Michael S. Taff	2/5/2014	(3)	189,872	379,743	759,486	—	—	—		—		—
	2/5/2014		—	—	—	4,590	9,180	18,360	(1)	—		650,587	(4)
	2/5/2014		—	—	—	—	—	—		9,180	(5)	650,587
Thomas L. Pajonas	2/5/2014	(3)	266,500	533,000	1,066,000	—	—	—		—		—
	2/5/2014		—	—	—	7,895	15,790	31,580	(2)	—		1,119,037	(4)
	2/5/2014		—	—	—	—	—	—		15,790	(6)	1,119,037
Mark D. Dailey	2/5/2014	(3)	131,535	263,069	526,138	—	—	—		—		—
	2/5/2014		—	—	—	2,970	5,940	11,880	(3)	—		420,968	(4)
	2/5/2014		—	—	—	—	—	—		5,940	(5)	420,968
Carey A. O’Connor	2/5/2014	(3)	97,876	195,751	391,502	—	—	—		—		—
	2/5/2014		—	—	—	1,935	3,870	7,740	(4)	—		274,267	(4)
	2/5/2014		—	—	—	—	—	—		3,870	(5)	274,267

(1)	The number of shares listed represents long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program. The performance criteria for these awards is based on the Company’s average RONA over the three-year period ending December 31, 2016 compared to the RONA averages of the Company’s HPPG for the same period, as described in further detail under “—Elements of the Executive Compensation Program—Long-Term Incentives—Contingent Performance Share Awards” above.

(2)	These amounts represent the fair value, as determined under FASB ASC Topic 718, of the stock awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)	Under the Annual Incentive Plan, the primary performance measures are internally defined metrics based on operating income and cash flow. Actual amounts payable under the Annual Incentive Plan, if payable, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the Named Executive Officers based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target and can be further increased or decreased based on achievement of individual performance objectives. Actual payout for 2014 was 88.3% of the target amount.

(4)	Represents the fair value on the date of grant, as described in footnote (2), of the “target” award. During the performance period, as described in footnote (1), earned and unearned compensation expense is adjusted based on changes in the expected achievement of the performance targets. As of December 31, 2014, the Company estimated vesting of, and therefore expensed, this award at 120% of the “target” award based on expected achievement of performance targets.

(5)	The amounts shown reflect the numbers of shares of restricted common stock granted to each Named Executive Officer pursuant to the Flowserve Corporation Equity and Incentive Compensation Plan.

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Outstanding Equity Awards at Year-End 2014

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2014 with respect to the Named Executive Officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Mark A. Blinn	10,500	10.32	07/13/15	83,660	(2)	5,005,378	54,470	(3)	6,517,880
	84,261	17.42	12/14/16				47,935	(4)	5,735,902
							34,756	(5)	4,158,903
Michael S. Taff	—	—	—	54,250	(6)	3,245,778	17,664	(3)	2,113,674
							14,231	(4)	1,702,881
							9,240	(5)	1,105,658
Thomas L. Pajonas	—	—	—	59,380	(7)	3,552,705	27,651	(3)	3,308,719
							20,753	(4)	2,483,304
							15,894	(5)	1,901,876
							42,663	(10)	5,105,055
Mark D. Dailey	—	—	—	15,660	(8)	936,938	11,344	(3)	1,357,423
							9,203	(4)	1,101,231
							5,979	(5)	715,447
Carey A. O’Connor	—	—	—	11,830	(9)	707,789	2,960	(3)	354,194
							6,095	(4)	729,328
							3,896	(5)	466,195

(1)	Calculated using a price per share of $59.83, the closing market price of the Company’s common stock as reported by the NYSE on December 31, 2014, the end of the Company’s last completed fiscal year. The contingent performance share unit amounts include regularly declared dividends accrued on the “target” award, which will vest only to the same extent as the underlying award, if at all. Concerning all contingent performance awards, the amounts of units used in calculating the payout values assumes the highest level of performance target achievement, which would result in the target unit amounts presented in the table vesting at 200%.

(2)	17,670 shares vested on February 9, 2015; 15,730 shares vested on February 7, 2015; and 11,510 shares vested on February 7, 2015. Mr. Blinn’s remaining shares of restricted common stock vest as follows: 15,730 shares on February 7, 2016; 11,510 shares on February 7, 2016; and 11,510 shares on February 7, 2017.

(3)	These shares represent target long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target set for this plan is based on the Company’s average RONA over the three-year period ending December 31, 2014 as a percentage of the average RONA of the Company’s HPPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the shares granted. In the event of death, disability or retirement, the award payout will occur at the vesting date if the participant’s termination occurs during the last year of the award’s performance cycle. As of December 31, 2014, the Company estimated vesting of, and therefore expensed, these awards at 185.7% of the target shares presented based on expected achievement of performance targets.

(4)	These shares represent target long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target set for this plan is based on the Company’s average RONA over the three-year period ending December 31, 2015 as a percentage of the average RONA of the Company’s HPPG for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. In the event of death, disability or retirement, the award payout will occur at the vesting date if the participant’s termination occurs during the last year of the award’s performance cycle. As of December 31, 2014, the Company estimated vesting of, and therefore expensed, these awards at 150% of the target shares presented based on expected achievement of performance targets.

(5)	These shares represent target long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The target set for this plan is based on the Company’s average RONA over the three-year period ending December 31, 2016 as compared to the RONA averages of the Company’s HPPG members for the same period. Payouts can range from 0 shares to a maximum of 200% of the target. In the event of death, disability or retirement, the award payout will occur at the vesting date if the participant’s termination occurs during the last year of the award’s performance cycle. As of December 31, 2014, the Company estimated vesting of, and therefore expensed, these awards at 120% of the target shares presented based on expected achievement of performance targets.

(6)	30,000 shares vested on January 16 , 2015; and 5,730 shares vested on February 7, 2015; 4,670 shares vested on February 5, 2015; and 3,060 vested on February 5, 2015. Mr. Taff’s remaining shares of restricted common stock vest as follows: 4,670 shares on February 5, 2016; 3,060 shares on February 5, 2016: and 3,060 shares on February 5, 2017.

(7)	8,970 shares vested on February 7, 2015; 21,000 shares vested on February 7, 2015; 6,810 shares vested on February 5, 2015; and 5,264 shares vested on February 5, 2015. Mr. Pajonas’ remaining shares of restricted common stock vest as follows: 6,810 shares on February 5, 2016; 5,263 shares on February 5, 2016; and 5,263 shares on February 5, 2017.

(8)	3,680 shares vested on February 7, 2015; 3,020 shares vested on February 5, 2015; and 1,980 shares vested on February 5, 2015. Mr. Dailey’s remaining shares of restricted common stock vest as follows: 3,020 shares on February 5, 2016; 1,980 shares on February 5, 2016; and 1,980 shares on February 5, 2017.]

(9)	960 shares vested on February 7, 2015; 3,000 shares vested on November 15, 2015; 2,000 shares vested on February 5, 2015; and 1,290 shares vested on February 5, 2015. Ms. O’Connor’s remaining shares of restricted common stock vest as follows: 2,000 shares on February 5, 2016; 1,290 shares on November 5, 2016; and 1,290 shares on February 5, 2017.

(10)	These shares represent target long-term equity incentive awards in the form of contingent performance share units under the Company’s long-term incentive program, plus accrued dividend equivalents. The targets set for this award are based on operating margin and sales growth during a three year period ending December 31, 2015. Payouts can range from 0 shares to a maximum of 200% of the shares granted. As of December 31, 2014, the Company estimated vesting of, and therefore expensed, these awards at 100% of the target shares presented based on expected achievement of performance targets.

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2014 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted common stock vesting during the fiscal year ended December 31, 2014 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Mark A. Blinn	—	—	136,106	10,267,998
Michael S. Taff	—	—	10,400	752,462
Thomas L. Pajonas	—	—	41,947	3,128,090
Mark D. Dailey	—	—	28,226	2,118,316
Carey A. O’Connor	—	—	8,142	604,127

(1)	The number of shares reported includes shares that were forfeited during the fiscal year ended December 31, 2014 to pay for taxes upon the vesting of restricted common stock.

2014 Pension Benefits

The following table sets forth certain information as of December 31, 2014 with respect to potential payments under our pension plans for each Named Executive Officer. Please refer to “—Elements of the Executive Compensation Program—Flowserve Corporation Pension Plans” above for a narrative description of the material factors necessary to an understanding of our pension plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark A. Blinn	Qualified — Cash Balance(1)	10.1	196,920	—
	Non-Qualified — SMRP	10.1	1,233,054	—
	Non-Qualified — SERP	10.1	834,169	—
Michael S. Taff	Qualified — Cash Balance(1)	3.0	50,932	—
	Non-Qualified — SMRP	3.0	128,621	—
	Non-Qualified — SERP	3.0	121,362	—
Thomas L. Pajonas	Qualified — Cash Balance(1)	10.7	239,372	—
	Non-Qualified — SMRP	10.7	783,134	—
	Non-Qualified — SERP	10.7	563,584	—
Mark D. Dailey	Qualified — Cash Balance(1)	15.3	321,496	—
	Non-Qualified — SMRP	15.3	528,751	—
	Non-Qualified — SERP	15.3	508,601	—
Carey A. O’Connor	Qualified — Cash Balance(1)	12	169,966	—
	Non-Qualified — SMRP	12	78,134	—
	Non-Qualified — SERP	12	70,767	—

(1)	The Company sponsors cash balance designed pension plans for eligible employees. Each executive accumulates a notional amount derived from the plan provisions; each Named Executive Officer’s account balances as of December 31, 2014 are presented above. We believe that this is the best estimate of the present value of accumulated benefits.

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2014 Non-Qualified Deferred Compensation

The following table sets forth certain information concerning the non-qualified deferred compensation plans during the fiscal year (“FY”) ended December 31, 2014 with respect to the Named Executive Officers. Please refer to “—Elements of the Executive Compensation Program—Non-Qualified Deferred Compensation Plan” above for a narrative description of the material factors necessary to an understanding of the non-qualified deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY(1)	Distribution	at Last FYE(2)
Name	($)	($)	($)	($)	($)
Mark A. Blinn	—	—	—	—	—
Michael S. Taff	—	—	—	—	—
Thomas L. Pajonas	—	—	—	—	—
Mark D. Dailey	—	—	(574,678)	—	2,069,700
Carey A. O’Connor	—	—	—	—	—

(1)	Aggregate earnings represent the change in investment value of the non-qualified plans’ balances, plus interest earned and dividends paid or accrued on the plans’ balances, during the 2014 fiscal year. There were no above-market or preferential earnings with respect to the deferred compensation, and therefore none of the earnings with the respect to the deferred compensation were reported in the “Summary Compensation Table.”

(2)	Aggregate balance represents deferred amounts from prior years and any accrued interest or dividends thereon.

Potential Payments upon Termination or Change-In-Control

The information below describes certain compensation that would have been paid under existing plans and contractual arrangements to the Named Executive Officers in the event of a termination of such executive’s employment with the Company or change-in-control of the Company, assuming such events occurred on December 31, 2014. Amounts shown thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination or a change-in-control (based upon the executive’s compensation and service levels as of such date and the closing price of the Company’s common stock on December 31, 2014 of $59.83). The actual amounts to be paid out can only be determined at the time of a change-in-control or such executive’s termination of employment with the Company. Upon any termination of employment, each of the Named Executive Officers would also be entitled to the vested amounts and contributions shown in the “2014 Pension Benefits” and “2014 Non-Qualified Deferred Compensation” tables above.

The Company also sponsors the Officer Severance Plan covering the Named Executive Officers and the CIC Plan covering the Named Executive Officers. In addition, the Company sponsors several non-qualified pension plans and equity and non-equity incentive compensation plans that provide the Named Executive Officers with additional compensation in connection with a change-in-control or termination of employment under certain circumstances. The following is a description of the compensation payable to the Named Executive Officers in connection with a termination of employment and/or change-in-control under these arrangements and a table summarizing the estimated payouts assuming that a termination of employment and/or change-in-control occurred on December 31, 2014.

Flowserve Corporation Officer Severance Plan

All of the Named Executive Officers participated in the Company’s Officer Severance Plan as of December 31, 2014, as described under “—Elements of the Executive Compensation Program” above. Under the Officer Severance Plan, the Company’s officers are provided the following benefits for a termination of employment as a result of a reduction in force or if the executive is terminated without cause: (i) two years of the officer’s current base salary, paid on a bi-weekly basis in accordance with the Company’s regular salary payments and (ii) a lump sum payment, payable at the time annual incentive awards are paid to officers still employed by the Company, substantially equivalent to the AIP payment, at target, the officer would have otherwise received under the Company’s AIP if the officer had been employed at the end of the applicable performance period and was otherwise eligible for a payment under the AIP. To the extent an affected officer has outstanding contingent performance shares or time-vested restricted common stock, the officer would also be eligible to receive (i) contingent performance shares, if any, that would otherwise vest within 180 calendar days following the termination date, and (ii) a cash payment in lieu of any time vested restricted common stock that would otherwise vest within 90 calendar days following the termination date.

In addition, in order to receive such payments, the executive must execute a release and covenant not to sue and must continue to comply with a one year non-competition and non-solicitation agreement following his or her termination of employment. No benefits are payable under the Officer Severance Plan to any officer who receives benefits under the CIC Plan. The Officer Severance Plan does not provide for any additional payments or benefits upon a termination of employment by the Company for cause, upon the executive’s resignation for any reason (including “good reason” or “constructive termination”) or upon the executive’s death or disability.

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For purposes of the Officer Severance Plan, the term “cause” means the covered executive’s (i) willful and continued failure to perform basic job duties after written demand for substantial performance is delivered to the executive by the Board, which specifically identifies the manner in which the Board believes that the executive has not substantially performed the executive’s duties, or (ii) willful engagement in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

In addition, to protect the Company’s competitive position, each executive is required to sign an agreement with the Company that requires the executive to forfeit the proceeds from some or all of the executive’s long-term incentive awards if the executive engages in conduct that is detrimental to the Company. Detrimental conduct includes working for certain competitors, soliciting customers or employees after employment ends and disclosure of confidential information in a manner that may result in competitive harm to the Company.

Flowserve Corporation Executive Officer Change-in-Control Severance Plan

All of the Named Executive Officers participated in the Company’s CIC Plan as of December 31, 2014 as described under “—Elements of the Executive Compensation Program” above. Benefits under the CIC Plan are triggered if, within two years following a change-in-control of the Company (as defined in the CIC Plan and discussed below), the employment of the Named Executive Officer is terminated involuntarily other than for cause, death or disability, or for reasons constituting a “constructive termination.” In addition, benefits are triggered when a Named Executive Officer is terminated within the 90-day period immediately prior to a change-in-control if such termination (i) occurs after the initiation of discussions leading to such change-in-control and (ii) can be demonstrated to have occurred at the request or initiation of parties to such change-in-control.

Upon the occurrence of the change-in-control and without a requirement that the Named Executive Officer’s employment be terminated, all then-outstanding unvested equity awards (including stock options, restricted common stock and contingent performance share awards) will fully vest.

The severance benefits provided upon a termination of employment covered under the CIC Plan include:

•	A target bonus or target annual incentive award in effect at the time of termination (or if higher, at the time of the change-in-control), prorated based on the number of days the Named Executive Officer was employed during the performance period.

•	A lump sum cash payment equal to three times the sum of the executive’s then-current annual base salary and target bonus or other annual incentive award. For purposes of this calculation, the base salary is the highest of: (i) the highest-annualized monthly base salary during the twelve months preceding the termination; (ii) the base salary in effect on the date of termination; and (iii) the base salary in effect on the date of the change-in-control. For purposes of this calculation, the target bonus or annual incentive award is the higher of the target bonus or annual incentive award in effect on (i) the date of termination or (ii) the date of the change-in-control.

•	Payment of awards granted under the long-term incentive program and any other stock option or other stock-based long-term incentive award that have been earned and not yet paid, pursuant to the terms of the applicable plan.

•	Full vesting at target of each stock option or other stock-based long-term incentive award. Named Executive Officers have 90 days following the date of employment termination to exercise vested stock options.

•	Continuation of participation in the life insurance, medical, health and accident benefit plans for a period of up to three years following the date of termination.

•	Calculation of benefits under the Company’s defined benefit pension plan including supplemental retirement plan benefits with three years added to the executive’s years of service and age for retirement purposes.

•	A tax “gross-up” payment sufficient to compensate the executive for the amount of any excise tax imposed by Section 4999 of the Code and for any taxes imposed on such additional payment. This potential payment is only available to individuals who were serving as executive officers prior to January 1, 2011; payments are not available to any individuals who became or may become an executive officer and eligible to participate in the CIC Plan after this date.

The potential tax gross-up payment under the CIC Plan, while it may be substantial and may result in the Company’s loss of a tax deduction of compensation expense, is only applicable in the event of a change-in-control. The potential tax gross-up payment will change from time to time based on several factors, including the executive’s W-2 earnings, unvested equity value and the Company’s stock price.

For purposes of the CIC Plan, “change-in-control” generally means the occurrence of any of the following events:

•	any person acquires more than 30% of the Company’s total voting power represented by the Company’s then outstanding voting securities;

•	a majority of the members of Board are replaced in any 12-month period other than in specific circumstances;

•	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which either (i) the holders of the Company’s outstanding shares of common stock and outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or parent thereof) immediately after such merger or consolidation, or (ii) the officers of the Company immediately prior to such merger or consolidation constitute at least three-quarters of the officers of the surviving entity (or parent thereof) immediately after such merger or consolidation, the elected members of the Board immediately prior to such merger or consolidation constitute at least three-quarters of the board of directors of the surviving entity (or parent thereof) immediately after such merger or consolidation and the positions of Chairman of the Board, CEO and President of the corporation resulting from merger or consolidation are held by individuals with the same positions at the Company as of immediately prior to such merger or consolidation; or

•	any person acquires more than 50% of the total gross fair market value of the assets of the Company.

For purposes of the CIC Plan, the term “cause” means: (i) the willful and continued failure by a covered executive to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the covered executive by the Board that specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (ii) the willful engaging by the covered executive in conduct materially and demonstrably injurious to the Company, monetarily or otherwise.

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For purposes of the CIC Plan, the term “constructive termination” generally means the occurrence of any one of the following events without the express written consent of the covered executive:

•	the Company’s assignment to the covered executive of any duties inconsistent with his position, duties, responsibilities and status with the Company immediately prior to a change-in-control, or a change in the covered executive’s reporting responsibilities, titles or offices as in effect immediately prior to a change-in-control, or any removal of the covered executive from or any failure to re-elect the covered executive to any of such positions;

•	a material reduction by the Company of the covered executive’s base salary;

•	the relocation (without the covered executive’s consent) of the covered executive’s principal place of employment by more than 35 miles from its location immediately prior to a change-in-control;

•	any other material failure of the Company to honor all the terms and provisions of the CIC Plan.

A “constructive termination” shall only occur if the covered executive provides notice to the Company of the occurrence of an event that constitutes “constructive termination” within 30 days of the initial occurrence of such event, the Company fails to cure such event within the first 30 days following the receipt of such notice, and the covered executive terminates his employment in the first 30 days following the end of the Company’s opportunity to cure.

The receipt of benefits following termination under the CIC Plan is contingent upon the covered executive executing a confidentiality and non-competition agreement and release in favor of the Company.

The Company’s supplemental pension and incentive plans for senior management contain provisions that serve to implement the provisions of the CIC Plan. Our Qualified Plan also confers competitive post-employment benefits to the executives upon a change-in-control. The additional years of credited service and additional age credit for purposes of determining an individual’s benefits under the plan compensate that individual upon his early termination from the plan.

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the Named Executive Officers, assuming the executive’s employment had terminated on December 31, 2014. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following tables, the Named Executive Officers may receive certain payments upon their termination or a change-in-control pursuant to our Deferral Plan, Qualified Plan, SERP and SMRP. Previously vested amounts and contributions made to such plans by each Named Executive Officer are disclosed in the “2014 Non-Qualified Deferred Compensation” and “2014 Pension Benefits” tables.

Triggering Event	Compensation Component	Payout($)
		Mark A.	Michael S.	Thomas L.	Mark D.	Carey A.
		Blinn	Taff	Pajonas	Dailey	O’Connor
Death	Life insurance benefit (1.5x base salary; third party payment)	1,574,982	840,185	1,050,003	674,117	555,494
	Total	1,574,982	840,185	1,050,003	674,117	555,494
Disability	Short-term and long-term disability benefit to age 65 (third party payment)	3,203,703	3,110,624	1,599,898	2,248,170	5,335,739
	Total	3,203,703	3,110,624	1,599,898	2,248,170	5,335,739
Termination Without Cause by the Company or For Good Reason by the Employee	Termination payment (2x base salary)	2,099,976	1,120,246	1,400,004	898,822	740,658
	Target annual incentive award	1,154,987	420,092	595,002	269,647	222,197
	Total	3,254,963	1,540,338	1,995,006	1,168,469	962,855
Change-in-Control — Employment Continues	Immediate vesting of restricted stock(1)	15,716,616	6,518,634	11,229,567	3,045,256	1,619,474
	Total	15,716,616	6,518,634	11,229,567	3,045,256	1,619,474
Change-in-Control — Termination Without Cause by the Company or Constructive Termination	Termination payment (3x base salary)	3,149,964	1,680,369	2,100,006	1,348,233	1,110,987
	Termination payment (3x target annual incentive award)	3,464,960	1,260,277	1,785,005	808,940	666,592
	Prorated target annual incentive award	1,154,987	420,092	595,002	269,647	222,197
	Immediate vesting of restricted stock(1)	15,716,616	6,518,634	11,229,567	3,045,256	1,619,474
	Supplemental pension benefit	1,317,768	432,396	838,266	513,494	272,390
	Health & welfare benefit	75,051	60,387	61,023	62,274	26,640
	Excise Tax and gross-up payment(2)	—	—	3,613,341	—	—
	Total	24,879,346	10,372,155	20,222,210	6,047,843	3,918,280

(1)	These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of event was equal to the closing price of the Company’s common stock on December 31, 2014 ($59.83).

(2)	For 2014, Mr. Pajonas’ total payments were not within the “safe harbor” amount. Mr. Blinn’s and Mr. Dailey’s total payments were within the “safe harbor” amount prescribed under Section 280G of the Code and, as such, no excise tax and gross-up payment would be necessary. Mr. Taff and Ms. O’Connor began serving as executive officers after January 1, 2011 and are not eligible for an excise tax gross up payment.

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PROPOSAL TWO:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is providing shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the O&C Committee or Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it overrule any decisions the Board has made. Nonetheless, the O&C Committee and the Board will review and carefully consider the outcome of the advisory vote on executive compensation when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of attracting and retaining key leaders, rewarding current performance, driving future performance and aligning the long-term interests of our executives with those of our shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, including the “Executive Summary”. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

We believe shareholders should consider the following financial performance data and compensation design elements when voting on this proposal:

Financial Performance Data

•	Concerning our 2014 performance: bookings were $5.16 billion, up 5.7% over 2013; sales were $4.88 billion, down 1.5% compared to 2013; operating income was $789.8 million, up 3.9% over 2013; and fully diluted earnings per share was $3.76, up 10.3% over 2013.

•	Concerning our annual incentive plan, the Operating Income performance metric was 94.6% of plan, our Operating Cash Flows performance metric was 98.7% of plan and our Bookings performance metric was 100% of plan and, when combined, appropriately resulted in an annual incentive award percentage payout of 88.3% of target, with two executives receiving a 15.0% and a 7.5% increase based on individual performance ratings.

•	The Company’s average return on net assets (“RONA”) for the 2012-2014 performance period was 17.2%, which represented approximately 119.4% of the three year median average RONA of the HPPG.

•	The Company’s total shareholder return for 2012-2014, which is measured by the change in our stock price from December 31, 2011 through December 31, 2014, plus dividends paid during the period, was 91.3%, while our CEO’s total compensation increased 32.2% during the same period.

Compensation Design Elements

•	On average, the Named Executive Officers had 77.2% (or 85.9% in the case of the CEO) of their pay “at risk,” or dependent upon both the Company’s and each individual’s performance.

•	Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for individual performance, and the contingent performance share award payouts are capped at 200% of target, which avoids excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

•	The annual cash incentive award and the contingent performance share award have threshold payout levels, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•	Our officers are subject to equity ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our shareholders.

•	Our officers are prohibited from engaging in transactions designed to hedge against the value of the Company’s stock.

•	The Company maintains a Recoupment of Incentive Compensation Policy allowing for the “clawback” of incentive compensation in the event of a financial restatement or misconduct.

•	The Company does not provide perquisites.

The Board believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the Flowserve Corporation shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the section of this Proxy Statement entitled ‘Executive Compensation’.”

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Required Vote and Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise on the proxy or you withhold authority to vote.

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the approval of this advisory vote on Executive Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the CG&N Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the CG&N Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the CG&N Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full CG&N Committee for its review in connection with each regularly scheduled CG&N Committee meeting.

The CG&N Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and the Company’s director independence standards; and

•	charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The CG&N Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in 2014.

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SECURITY OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

The following table sets forth as of March 14, 2015 ownership of Company common stock by members of the Board, each Named Executive Officer of the Company listed in the “Summary Compensation Table” individually and all members of the Board and all executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
Mark A. Blinn	342,887	(2)	*
Mark D. Dailey	74,242	(3)	*
Leif E. Darner	1,692		*
Gayla J. Delly	25,760	(4)	*
Lynn L. Elsenhans	347	(4)	*
Roger L. Fix	45,688	(5)	*
John R. Friedery	34,479	(4)	*
Joe E. Harlan	23,894	(4)	*
Rick J. Mills	40,568	(4)	*
Carey A. O’Connor	48,502	(6)	*
Thomas L. Pajonas	107,081	(7)	*
Charles M. Rampacek	111,087	(4)	*
David E. Roberts	12,624	(4)	*
James O. Rollans	137,562	(4)	*
William C. Rusnack	47,766	(8)	*
Dave M. Stephens	36,824	(9)	*
Michael S. Taff	66,656	(10)	*
All members of the Board and officers as a group (17 individuals)	1,157,659	(11)	*

*	Less than 1%.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of and under the voting and investment power of a spouse of an executive officer or director have been excluded. For each person or group, also includes any securities that person or group has the right to acquire within 60 days pursuant to stock options under certain Company stock option and incentive plans.
(2)	Includes 84,261 and 106,552 shares of common stock that Mr. Blinn has the right to acquire within 60 days pursuant to stock options and contingent performance share units, respectively.
(3)	Includes 22,191 shares of common stock that Mr. Dailey has the right to acquire within 60 days pursuant to contingent performance share units. Also includes 31,740 compensational shares that have been deferred under the Deferral Plan. Mr. Dailey does not possess any voting or investment power over these deferred shares.
(4)	Represents compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. The holder does not possess any voting or investment power over these deferred shares.
(5)	Includes 43,456 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Fix does not possess any voting or investment power over these deferred shares.
(6)	Includes 5,791 shares of common stock that Ms. O’Connor has the right to acquire within 60 days pursuant to contingent performance share units.
(7)	Includes 54,091 shares of common stock that Mr. Pajonas has the right to acquire within 60 days pursuant to contingent performance share units.
(8)	Includes 46,074 compensational shares that have been deferred under the director stock deferral plan and/or a Company stock plan. Mr. Rusnack does not possess any voting or investment power over these deferred shares.
(9)	Includes 6,754 shares of common stock that Mr. Stephens has the right to acquire within 60 days pursuant to contingent performance share units.
(10)	Includes 34,554 shares of common stock that Mr. Taff has the right to acquire within 60 days pursuant to contingent performance share units.
(11)	Includes 84,261 and 229,933 shares of common stock that members of this group have the right to acquire within 60 days pursuant to stock options and contingent performance share units, respectively, under certain Company stock incentive plans. Also includes 505,899 compensational shares that have been deferred under various Company plans for which no member of the group possesses voting power.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the SEC that they beneficially own more than 5% of the Company’s common stock. The information is presented as of March 14, 2015 and is based on stock ownership reports on Schedule 13G filed with the SEC and subsequently provided to us. We know of no other shareholder holding 5% or more of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
T. Rowe Price Associates, Inc.	16,623,881	(2)	12.1%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group, Inc.	10,156,766	(3)	7.5%
100 Vanguard Blvd.
Malvern, PA 19355
Blackrock, Inc.	7,359,184	(4)	5.4%
55 East 52nd Street
New York, NY 10022

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power.

(2)	Based on a Schedule 13G/A filed with the SEC on February 10, 2015. The filing indicates sole voting power for 5,856,921 shares, shared voting power for 0 shares, sole dispositive power for 16,623,881 shares and shared dispositive power for 0 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on a Schedule 13G/A filed with the SEC on February 10, 2015. The filing indicates sole voting power for 237,276 shares, shared voting power for 0 shares, sole dispositive power for 9,934,725 shares and shared dispositive power for 222,041 shares.

(4)	Based on a Schedule 13G/A filed with the SEC on February 12, 2015. The filing indicates sole voting power for 6,166,712 shares, shared voting power for 0 shares, sole dispositive power for 7,359,184 shares and shared dispositive power for 0 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information about our common stock that may be issued upon the exercise of options granted under the Flowserve Equity and Incentive Compensation Plan (the “2010 Plan”) and the Flowserve Corporation 2004 Stock Compensation Plan (the “2004 Plan”). No options were granted under any plan in 2014.

	Number of Securities to	Weighted-Average	Number of Securities Remaining Available for
	Be Issued Upon Exercise	Exercise Price	Future Issuance Under Equity Compensation
	of Outstanding Options,	of Outstanding Option,	Plans (Excluding Securities Reflected in the
Plan Category	Warrants and Rights(1)	Warrants and Rights(2)	First Column)(3)
Equity compensation plans approved by securities holders	97,962	$16.61	5,085,954
Equity compensation plans not approved by securities holders	—	—	—
TOTAL	97,962	$16.61	5,085,954

(1)	All shares of common stock included in this column underlie stock options awarded under the 2004 Plan.
(2)	These amounts represent the weighted average exercise price for the total number of outstanding options.
(3)	The shares of common stock reflected in this column include shares available for issuance under the 2010 Plan. This column does not reflect shares that were the subject of outstanding awards under the 2010 Plan or the 2004 Plan at December 31, 2014.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than ten-percent beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended December 31, 2014.

PROPOSAL THREE:	RE-APPROVAL OF THE FLOWSERVE CORPORATION EQUITY INCENTIVE COMPENSATION PLAN PERFORMANCE MEASURES

We are asking our shareholders to re-approve the material terms of the performance measures available under the Flowserve Corporation Equity Incentive Compensation Plan (the “2010 Plan”), as required by the performance-based compensation rules under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

This proposal does not seek to increase the number of shares of common stock that may be issued under the 2010 Plan or to amend any performance objective or other existing provisions under the 2010 Plan, and approval will not result in any additional cost to the Company.

Primary Purpose of the Proposal

To purpose of this proposal is to preserve the Company’s ability to grant performance-based compensation awards under the 2010 Plan which may be exempt from Section 162(m)’s $1 million limit on tax deductible compensation for grants made under the 2010 Plan in 2015 and in future years, which are contingent on shareholder approval of this proposal. If this Proposal is not approved, our covered employees may not receive the compensation that we intend to provide them under the 2010 Plan and the deductibility of awards granted to covered employees in the future potentially may be limited. This means that we may be limited in our ability to grant awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the covered employees and to pay appropriate compensation even if some of it may be non-deductible). Generally, Section 162(m) limits the deductibility of compensation paid to the Company’s Chief Executive Officer and three additional most highly compensated employees, other than the Chief Financial Officer, to $1 million per year. This limit does not apply, however, to compensation that qualifies as performance-based compensation within the meaning of Section 162(m) (sometimes referred to as “qualified performance-based compensation”). Shareholder approval is only one of several requirements under Section 162(m) which must be met in order to satisfy the qualified performance-based compensation exception. Even if our shareholders approve the proposal, there is no guarantee that awards granted under the 2010 Plan will be treated as qualified performance-based compensation, and we reserve the right to make awards of compensation that do not qualify for the qualified performance based compensation exception of Section 162(m).

The following discussion summarizes the material terms of the performance goals under the 2010 Plan, including a description of (i) the individuals eligible for performance awards under the 2010 Plan, (ii) the business criteria on which the underlying performance goals are based, and (iii) the applicable award limits. A copy of the 2010 Plan is attached as Appendix A to this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the 2010 Plan as set forth in Appendix A.

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Summary of the 2010 Plan

Plan Administration. The 2010 Plan is administered by the O&C Committee, which consists at all times of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and as “nonemployee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act (unless determined otherwise by the Board).

Eligibility and Participation. Any individual who works for us or for our parent or subsidiaries as an employee is eligible to participate in the 2010 Plan. An employee on leave of absence may, in the discretion of the O&C Committee, be considered still employed by us or a parent or subsidiary for purposes of determining eligibility for participation under the 2010 Plan. Each year, the O&C Committee will determine those eligible employees who will participate in the 2010 Plan.

Business Criteria Underlying Performance Goals. The O&C Committee may designate that certain awards granted under the 2010 Plan constitute “performance” awards or may grant long-term incentive awards or annual incentive awards as performance awards. A performance award is any award, the grant, exercise or settlement of which is subject to one or more performance standards. Any one or more of the following business criteria, on a consolidated basis and/or for specified subsidiaries or business or geographical units (except with respect to the total shareholder return and earnings per share criteria) may be used by the O&C Committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return: (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) economic value added; (x) operating margin; (xi) contribution margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization; (xv) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xvi) total shareholder return; (xvii) debt reduction; (xvii) operating income; (xix) general and administrative expenses; (xx) net asset value; (xxi) operating costs; (xxii) ratio of debt to debt plus equity; (xxiii) profit before tax; (xxiv) economic profit; (xxv) earnings before interest and taxes; (xxvi) operating earnings; (xxvii) ratio of operating earnings to capital spending; (xxviii) free cash flow; (xxix) net profit; (xxx) net sales; (xxxi) sales growth; (xxxii) stock price; (xxxiii) return on equity; (xxxiv) return on shareholders’ equity; (xxxv) market share; (xxxvi) total return to shareholders; (xxxvii) gross profit; (xxxviii) income before taxes; (xxxix) income after taxes; (xl) debt to equity measures; (xli) growth measures; (xlii) return on sales; (xliii) operating cash flow; (xliv) cash flow return on investments; (xlv) sales; (xlvi) inventory turnover; (xlvii) on-time delivery measures; and (xlviii) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the O&C Committee including, but not limited to, the S&P 500 Index or a group of comparable companies.

Award Limits

Plan Limits. The Company has reserved 8,700,000 (as adjusted for the Company’s three-for-one forward stock split effected on June 21, 2013) shares of common stock for issuance under the 2010 Plan, of which 4,541,584 common shares remain available for grant as of March 14, 2015. The amount of shares reserved are subject to adjustment due to recapitalization or reorganization as provided under the 2010 Plan.

Individual Limits. In any calendar year during any part of which the 2010 Plan is in effect, no participant (including any “Covered Employee” for purposes of Section 162(m) of the Code) may be granted (i) options or SARs, or bonus stock, restricted stock or restricted stock units (including long-term incentive awards) subject to the attainment of performance goals, relating to more than 600,000 shares of common stock (as adjusted for the Company’s three-for-one forward stock split effected on June 21, 2013), subject to adjustment in a manner consistent with the other provisions of the 2010 Plan, and (ii) annual incentive awards or other awards designated to be paid only in cash having a value determined on the date of grant in excess of $4,000,000.

It is not possible to determine the actual amount of compensation that will be earned under the 2010 Plan in 2015 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the O&C Committee. The Company expects that future awards under the 2010 Plan will be granted in a manner substantially consistent with the historical grant of awards under the 2010 Plan. For information regarding past grants and outstanding equity awards, see the disclosure in this Proxy Statement in “2014 Grants of Plan-Based Awards” and “Outstanding Equity Awards at Year-End 2014.”

Required Vote and Recommendation

The proposal to re-approve the performance measures of the Flowserve Corporation Equity and Incentive Compensation Plan requires the affirmative vote of at least a majority of the votes cast. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal, and therefore, will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on the proposal, and therefore, will have no effect on this proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” approving the adoption of the performance measures of the Flowserve Corporation Equity and Incentive Compensation Plan unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “FOR” approving the adoption of the re-approval of the performance measures of the Flowserve Corporation Equity and Incentive Compensation Plan.

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PROPOSAL FOUR:	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee has approved PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2015.

We are asking our shareholders to ratify the appointment of PwC as our independent registered public accounting firm. Although shareholder ratification is not required by our By-laws or otherwise, the Board is submitting this proposal for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote and Recommendation

The proposal to ratify the appointment of PwC to serve as the Company’s independent registered public accounting firm for 2015 requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will not count as votes cast on this proposal. Therefore, abstentions will have no effect on the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of PwC unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “FOR” the ratification of appointment of Pricewaterhousecoopers LLP to serve as our independent registered public accounting firm for 2015.

PROPOSAL FIVE:	SHAREHOLDER PROPOSAL ON SHAREHOLDER ACTION BY WRITTEN CONSENT

A shareholder has stated that its representative intends to present the following proposal at the Annual Meeting. The Company will promptly provide the name and address of the shareholder and the number of shares owned upon request directed to the Corporate Secretary. The Company is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Shareholder Resolution

Proposal 5 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

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A shareholder right to act by written consent is one method to equalize our limited provisions for shareholders to call a special meeting. New York law allows 10% of shareholders to call a special meeting without mandating a holding period. However it takes 25% of Flowserve shareholders, from only those shareholders with at least one-year of continuous stock ownership, to call a special meeting.

Thus potentially 50% of Flowserve’s shareholders could be disenfranchised from having any voice whatsoever in calling a special meeting due to the Flowserve’s one year rule. The average holding period for stock is less than one-year according to “Stock Market Investors Have Become Absurdly Impatient.”

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

Three directors had more than 16-years long-tenure: James Rollans, William Rusnack and James Rollans. Director independence tends to decline with long-tenure. Messrs. Rollans and Rusnack were members of our audit committee which demands a high degree of independence. And Mr. Rusnack was our Chairman.

In regard to executive pay, GMI Ratings, an independent investment research firm, said unvested equity pay partially or fully accelerates upon CEO termination. Accelerated equity vesting allows executives to realize lucrative pay without necessarily having earned it through strong performance. Flowserve had not disclosed specific, quantifiable performance objectives for our CEO.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value: Right to Act by Written Consent – Proposal 5

The Company’s Opposition Statement

The Board has considered this proposal and believes it is not in the best interest of the Company or its shareholders. Additionally, the Board believes that this proposal is unnecessary in light of our shareholders’ ability to call special meetings. Our shareholders voted on and rejected a similar proposal in 2013. The Board recommends that you vote Against Proposal 4 for the following reasons:

Taking Action Through Shareholder Meetings Provides Safeguards for All Shareholders. The Board believes that shareholder interests are best promoted and protected when shareholders take action at an appropriately called annual or special meeting of shareholders. Using a shareholder meeting to consider proposals ensures that proposals are widely disseminated to shareholders through the proxy statement and any additional soliciting materials, which must contain certain information about the proposed action as specified by the Securities and Exchange Commission. Through the shareholder meeting process, all shareholders of record must receive the proxy statement and any additional soliciting materials in advance of the meeting. This provides shareholders sufficient time and opportunity to consider the proposals and determine how to vote or direct their proxies. Additionally, through the meeting process, the Board has a meaningful opportunity to evaluate such proposals and can present its analysis and recommendations to the Company’s shareholders. The Board believes that these safeguards around the ability to act at a special or annual meeting promote and protect shareholders’ interests.

By contrast, the Board believes that permitting action by written consent as described in this proposal can work against shareholders’ interests. Permitting action by written consent as described in this proposal would permit a shareholder or small group of shareholders, who do not owe fiduciary duties to the other shareholders, to accumulate short-term positions (which may include borrowed shares) and take action without the waiting periods, disclosure rules and other shareholder protections inherent in the shareholder meeting process. Since shareholders are not entitled to receive notice of actions to be taken by written consent, shareholders may not receive sufficient time or opportunity to evaluate the proposed action. Further, the Board would not have the opportunity to evaluate and provide a recommendation with respect to a proposed action by written consent, and proponents of the proposed action do not have to provide any information regarding themselves or their interests in the proposed action to other shareholders or the Company.

The Company’s Commitment to Shareholder Engagement and Governance Best Practices, Including the Right of Shareholders to Call Special Meetings, Already Ensures Board Accountability. In 2012, the Company presented, and the shareholders adopted, a provision permitting shareholders of record who have held at least a 25% net long position in the Company’s outstanding common stock for at least one year to call a special meeting of shareholders. The Board believes that this provision enables shareholders, when necessary, to take quick action to support their interests. At the same time, the special meeting process ensures that all shareholders have an appropriate opportunity to consider any proposed action and ensures that the Company governs its affairs in an efficient and orderly manner for the benefit of all shareholders.

The Board believes that shareholders should also evaluate this proposal in the context of the Company’s overall corporate governance. The Company has consistently implemented and followed best practices in corporate governance, including removing the classified structure of the board to provide for annual election of all directors, adopting majority voting for election of directors, reducing super-majority provisions in our governing documents, and providing shareholders the right to call special meetings, as described above. We believe that this long-standing and comprehensive package of strong governance practices and policies enables shareholders to hold the Board accountable and, where necessary, take quick action to support their interests. Additionally, the Company’s policies implement those goals without the governance risks associated with action by written consent without a meeting.

For these reasons, the Company believes this proposal is unnecessary and could have adverse consequences for shareholders.

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Required Vote and Recommendation

The approval of the shareholder resolution requires the affirmative vote of at least a majority of the votes cast in favor of or against this proposal. Abstentions will count as votes cast on this proposal, but will not count as votes “for” the proposal. Therefore, abstentions will have the same effect as votes “against” the proposal. Additionally, broker non-votes will not be considered to have voted on this proposal, and therefore will have no effect on the proposal. The individuals named as proxies on the enclosed proxy card will vote your proxy “AGAINST” approving the shareholder resolution unless you instruct otherwise on the proxy or unless you withhold authority to vote.

The Board recommends that you vote “AGAINST” the approval of the shareholder resolution.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company is comprised of five independent directors: Gayla J. Delly (Chairperson), Leif E. Darner, Roger L. Fix, Rick J. Mills, and Charles M. Rampacek. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met eight times in 2014.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report.

In this context, the Audit Committee has met and held detailed discussions with management on the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with PwC, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with PwC matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communication with Audit Committees”. In addition, the Audit Committee received from PwC the written disclosures and letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning its independence, and has discussed with PwC its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report filed with the SEC.

Gayla J. Delly, Chairperson

Leif E. Darner

Roger L. Fix

Rick J. Mills

Charles M. Rampacek

OTHER AUDIT INFORMATION

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. In this role, PwC audits the financial statements of the Company. Representatives from PwC will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they desire to do so.

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Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value added taxes) for professional services incurred by the Company for the audits of its 2014 and 2012 financial statements and other fees billed to the Company by PwC in 2014 and 2013. In general, the Company retains PwC for services that are logically related to or natural extensions of the Company’s annual audit.

	2014	2013
Audit Fees	$7,104,000	$7,170,000
Audit Related Fees	90,000	340,000
Total Audit Related Fees	7,194,000	7,510,000
Tax Compliance	250,000	257,000
Tax Consulting/Advisory	383,000	436,000
Total Tax Fees	633,000	693,000
All Other Fees	451,000	70,000
TOTAL FEES	$8,278,000	$8,273,000

The Audit Committee pre-approved all of the audit and non-audit fees described above for the years ended December 31, 2014 and December 31, 2013 in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm prior to their engagement. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed. The Audit Committee also approves the internal audit plan for the Company.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

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APPENDIX A

FLOWSERVE CORPORATION
EQUITY AND INCENTIVE COMPENSATION PLAN

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APPENDIX A

FLOWSERVE CORPORATION EQUITY AND INCENTIVE COMPENSATION PLAN

Article 1	Introduction

1.1      History. The Flowserve Corporation Equity and Incentive Compensation Plan (the “Plan”) was adopted by the Board of Directors of Flowserve Corporation, a New York corporation (the “Company”), effective as of January 1, 2010.

1.2     Purpose. The purpose of the Plan is to attract and retain the services of Employees and Outside Directors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock awards, Stock Appreciation Rights, Restricted Stock Units, Bonus Stock, Annual Incentive Awards, Long-Term Incentive Awards, and Performance Awards whether granted singly, in combination, or in tandem, that will:

(a)	increase the interest of such persons in the Company’s welfare;

(b)	furnish an incentive to such persons to continue their services for the Company; and

(c)	provide a means to attract able persons as Employees and Outside Directors.

Article 2	Definitions

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1      “Annual Incentive Award” means a conditional right granted to a Participant under Section 6.7(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year. The terms of an Annual Incentive Award shall also comply with, and Annual Incentive Awards shall be granted pursuant to, the terms of the 2007 Flowserve Corporation Annual Incentive Plan, as amended, or a successor thereto.

2.2      “Applicable Laws” means the Federal, state, local and foreign tax, securities, labor, corporate, and exchange laws or regulations governing the grant of Awards under the Plan.

2.3      “Award” means an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock award, SAR, Restricted Stock Unit, Bonus Stock, Annual Incentive Award, Long-Term Incentive Award or Performance Award whether granted singly, in combination or in tandem.

2.4      “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of an Award.

2.5      “Award Period” means the period set forth in the Award Agreement during which an Award may be exercised.

2.6      “Board” means the board of directors of the Company.

2.7      “Change in Control” means the occurrence of any of the following:

(a)	Any “Person” (as defined in this Section 2.7) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company (the “Voting Stock”); other than an acquisition (1) directly from the Company; (2) by the Company or any Subsidiary; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in subparagraph (c) (1) and (2) are satisfied; or (5) by any Person who is considered to own stock of the Company constituting thirty percent (30%) or more of the Voting Stock immediately prior to such additional acquisition. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired ownership of stock of the Company possessing thirty percent (30%) or more of the Voting Stock as a result of the acquisition of the Voting Stock, which, by reducing the number of shares of Voting Stock, increases the proportional number of shares owned by the Subject Person; provided, however, that if following such acquisition of shares of Voting Stock by the Company, the Subject Person acquires additional Voting Stock which increases the percentage ownership of the Subject Person to an amount that would constitute thirty percent (30%) of the then outstanding Voting Stock (excluding any shares of Voting Stock previously acquired by the Company), then a Change in Control shall then be deemed to have occurred; or

(b)	A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(c)	The consummation of a reorganization, merger, or consolidation, in each case, immediately following which a Person owns stock of the Company that, together with stock held by such Person prior to such reorganization, merger or consolidation, constitutes more than fifty percent (50%) of the total fair market value of the Company; unless, following such reorganization,

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merger or consolidation: (1) more than fifty percent (50%) of the then outstanding Voting Stock is owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners of the Voting Stock immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or (2) (a) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent company of the entity resulting from such reorganization, merger or consolidation; (b) elected members of the Board as of the effective date of such reorganization, merger or consolidation constitute at least three quarters (3/4) of the board of directors or similar governing body of the ultimate parent company of the entity resulting from such reorganization, merger or consolidation; and (c) the positions of Chairman of the board of directors, the Chief Executive Officer and the President of the entity resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

(d)	Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, unless such assets have been acquired by an entity with respect to which, following such acquisition, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of stock or ownership interests of such entity and the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body is then owned, directly or indirectly, by all or substantially all of the individuals and entities who were the owners, respectively, of outstanding stock of the Company and the Voting Stock immediately prior to such acquisition, in substantially the same proportions as their ownership immediately prior to such acquisition; (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or any Person owning immediately prior to such acquisition, directly or indirectly, twenty percent (20%) or more of all of the outstanding shares of stock of the Company or the Voting Stock) owns, directly or indirectly, twenty percent (20%) or more of all of the then outstanding stock or ownership interests of such entity or the combined voting power of the then outstanding voting securities of such entity (or any parent thereof) entitled to vote generally in the election of members of the board of directors or similar governing body and (3) at least two-thirds (2/3) of the members of the board of directors or similar governing body of such entity (or any parent thereof) were members of the Company’s Board at the time of the execution of the initial agreement or action of the Board providing for such acquisition of the Company’s assets. For purposes of this subparagraph (d), gross fair market value means the value of the assets of the Company or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, no Change in Control shall be deemed to occur when there is such a sale or transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the outstanding stock of the Company. For purposes of the foregoing, a Person’s status is determined immediately after the asset transfer.

For purposes of subparagraphs (a), (b), (c) and (d) above, “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the final regulations issued under Section 409A of the Code.

2.8      “Code” means the Internal Revenue Code of 1986.

2.9      “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.10    “Common Stock” means the Company’s common stock, par value $1.25 per share, as adjusted pursuant to Article 11.

2.11    “Company” means Flowserve Corporation, a New York corporation and any successor entity.

2.12    “Covered Employee” means a Participant who is a Covered Employee as specified in Section 6.7(e) of this Plan.

2.13    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided that all corporate actions necessary to grant such an Award have been taken on or prior to the date set forth in the applicable Award Agreement.

2.14    “Employee” means any person paid through the payroll department of the Company or its Subsidiaries (as opposed to the accounts payable department of the Company); provided, however, that the term “Employee” shall not include any person who has entered into an independent contractor agreement, consulting agreement, franchise agreement or any similar agreement with the Company, nor the employees of any such person, regardless of whether that person (including his or her employees) is later found to be an employee of the Company by any court of law or regulatory authority.

2.15    “Exercise Date” means the date on which an Award is exercised.

2.16    “Fair Market Value” means, as of any date:

(a)	if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or

(b)	if Section 2.16(a) above is not applicable, Fair Market Value shall mean such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock.

2.17    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

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2.18    “Long-Term Incentive Award” means an Award of Restricted Stock or Restricted Stock Units that is granted pursuant to, and complies with, the terms of the Plan and the 2007 Flowserve Corporation Long-Term Incentive Plan, as amended, or a successor thereto.

2.19    “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.20    “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase the shares of Common Stock underlying the option.

2.21    “Outside Director” means a director of the Company who is not an Employee.

2.22    “Parent” means a parent corporation as defined in Section 424 of the Code.

2.23    “Participant” means an Employee or Outside Director to whom an Award is granted under this Plan.

2.24    “Performance Award” means a right, granted to a Participant under Section 6.7 hereof, to receive Awards based upon performance criteria specified by the Committee.

2.25    “Performance Criteria” shall have the meaning reflected in Section 6.7(a).

2.26    “Performance Goal” means any of the goals set forth in Section 6.7 hereof.

2.27    “Plan” means this Flowserve Corporation Equity and Incentive Compensation Plan, as amended from time to time.

2.28    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) under the 1934 Act and an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

2.29    “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan, which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.30    “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6, which are convertible into cash and/or Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

2.31    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the 1934 Act, as from time to time in effect and applicable to this Plan and Participants.

2.32    “SAR” or “stock appreciation right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.33    “SAR Price” means the Fair Market Value of the shares of Common Stock covered by an SAR, determined on the Date of Grant of the SAR.

2.34    “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.35    “Subsidiary” means a subsidiary corporation as defined in Section 424 of the Code.

2.36    “Total and Permanent Disability” means a Participant is qualified for long term disability benefits under the Company’s disability plan or insurance policy or a disability plan or insurance policy of a Parent or Subsidiary of the Company (as applicable); or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, total and permanent disability shall have the meaning given it under Section 22(e) of the Code.

2.37    “1934 Act” means the Securities Exchange Act of 1934.

Article 3	Administration

3.1      Authority of the Committee.

(a)	This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references to the “Committee” will be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee will have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Participants to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of shares of Common Stock, SARs, Restricted Stock Units or Restricted Stock awards, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of Stock Options, (B) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the 1934 Act or Section 162(m) of the Code; (ix) terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3.1(a) shall be final and conclusive.

(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any

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action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the 1934 Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Participants, beneficiaries, and transferees under Section 15.7 hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the 1934 Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering this Plan.

(c)	Limitations of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a Parent or Subsidiary of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or a Parent or Subsidiary of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Article 4	Eligibility

The Committee, in its sole and absolute discretion, shall determine the Employees to whom Awards may be granted under this Plan. Outside Directors are eligible to participate in the Award Program for Outside Directors as described in Section 6.9 of the Plan. Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5	Shares Subject to Plan

5.1      Number Available for Awards.

(a)	Subject to adjustment as provided in Article 11 and Article 12, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan is 2,900,000 shares. Subject to adjustment pursuant to Article 11 and Article 12, no individual may receive in any calendar year:

(i)	Stock Options or SARs relating to more than 200,000 shares of Common Stock,

(ii)	Bonus Stock, Restricted Stock, Restricted Stock Units or Long-Term Incentive Awards that are subject to the attainment of Performance Goals relating to more than 200,000 shares of Common Stock or Annual Incentive Awards that result in a payment in excess of $4,000,000.

(b)	Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise.

5.2      Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding the foregoing, shares that are forfeited, expired or cancelled as a result of an Award to any one individual shall again count against the limits set forth in Section 5.1 if such shares are used again in an Award to such same individual.

Article 6	Grant of Awards

6.1      In General. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award being granted, the total number of shares of Common Stock subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

6.2      Bonus Stock. The Committee is authorized to grant Common Stock as a bonus. Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.3      Stock Options.

(a)	The per share Option Price of a Stock Option shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant of the Stock Option. If an Incentive Stock Option

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is granted to an Employee who is more than a ten percent (10%) owner of the Company or any Parent or Subsidiary of the Company as determined under Section 424 of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b)	The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4      Restricted Stock.

(a)	If Restricted Stock is granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement:

(i)	the number of shares of Common Stock awarded,

(ii)	the time or times within which such Award may be subject to forfeiture,

(iii)	specified Performance Goals, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and

(iv)	all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan.

(b)	The provisions of Restricted Stock need not be the same with respect to each Participant.

(c)	Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of the shares of Common Stock underlying the Restricted Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.

(d)	Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)	Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock.

(ii)	Except as provided in Section 6.4(d)(i) or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that:

(A)	each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and

(B)	such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii)	The Restriction Period of Restricted Stock shall commence on the Date of Grant, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)	Except as otherwise provided in the particular Award Agreement, upon the date the Participant is no longer an Employee of the Company for any reason, the nonvested shares of Restricted Stock shall be forfeited by the Participant. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

(e)	The Committee, in its discretion, may designate in the applicable Award Agreement that an Award of Restricted Stock shall qualify as a Long-Term Incentive Award.

6.5      SARs.

(a)	The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.

(b)	In the event of the exercise of an SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the Exercise Date equal to the value obtained by multiplying:

(i)	the difference between:

(A)	the Fair Market Value of a share of Common Stock on the Exercise Date over

(B)	the SAR Price, by

(ii)	the number of shares of Common Stock as to which the SAR is exercised.

A cash settlement will be made for any fractional shares of Common Stock.

(c)	The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of an SAR, but any such limitation shall be specified in the applicable Award Agreement.

(d)	The SAR Price for any share of Common Stock subject to an

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SAR may not be less than the Fair Market Value of the share on the Date of Grant.

6.6      Restricted Stock Units.

(a)	Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee.

(b)	Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation:

(i)	a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii)	a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

(c)	The Committee, in its discretion, may designate in the applicable Award Agreement that an Award of Restricted Stock Units shall qualify as a Long-Term Incentive Award.

6.7      Performance Awards and Annual Incentive Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 6.7(b) and 6.7(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code.

(b)	Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 6.7(b).

(i)	Performance Goals Generally. The Performance Goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6.7(b). Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business and Individual Performance Criteria.

(A)	Business Criteria. One or more of the following performance criteria for the Company, on a consolidated basis, and/or for a Parent, specified Subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Goals for Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) economic value added; (10) operating margin; (11) contribution margin; (12) net income; (13) pretax earnings; (14) pretax earnings before interest, depreciation, and amortization; (15) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (16) total shareholder return; (17) debt reduction; (18) operating income; (19) general and administrative expenses; (20) net asset value; (21) operating costs; (22) ratio of debt to debt plus equity; (23) profit before tax; (24) economic profit; (25) earnings before interest and taxes; (26) operating earnings; (27) ratio of operating earnings to capital spending; (28) free cash flow; (29) net profit; (30) net sales; (31) sales growth; (32) stock price; (33) return on equity; (34) return on shareholders’ equity; (35) market share; (36) total return to shareholders; (37) gross profit; (38) income before taxes; (39) income after taxes; (40) debt to equity measures; (41) growth measures; (42) return on sales; (43) operating cash flow; (44) cash flow return on investments; (45) sales; (46) inventory turnover; (47) on-time delivery measures and (48) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing Performance Goals for Annual Incentive Awards granted to a Covered Employee under Section 6.7(c) hereof. Any business criteria may include or exclude extraordinary, unusual and/or non-recurring items of gain or loss, gains or losses on the disposition of a business, changes in tax or accounting regulations or laws, or the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.

(B)	Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with Section 162(m) of the Code, such criteria shall be approved by the shareholders of the Company.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of Performance Goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company

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in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the criteria set forth in Section 6.7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 6.7(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)	Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Awards payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Awards otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 6.7(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)	Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished Performance Goals and other terms set forth in this Section 6.7(c).

(i)	Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a Performance Goal or Goals based on one or more of the business criteria set forth in Section 6.7(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 6.7(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii)	Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the Participants who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 6.7(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Section 162(m) of the Code, the amount potentially payable shall be based upon the achievement of a Performance Goal or Goals based on one or more of the business criteria set forth in Section 6.7(b)(ii) hereof in the given performance year, as specified by the Committee; in situations not governed by Section 162(m) of the Code, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii)	Payout of Annual Incentive Awards. After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Awards payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d)	Written Determinations. All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of Performance Goals relating to Performance Awards under Section 6.7(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 6.7(c), shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e)	Status of Section 6.7(b) and Section 6.7(c) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 6.7(b) and 6.7(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 6.7(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time

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of grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.8     Tandem Awards. The Committee may grant two or more Awards in the form of a “tandem Award,” so that the right of the Participant to exercise one Award shall be canceled if, and to the extent, the other Award is exercised.

6.9      Award Program for Outside Directors.

(a)	During the term of this Plan, on each annual meeting of the Company’s shareholders, not less than $50,000 of the annual target compensation (or such other amount as is established prospectively by the Board for each year and prorated in the case of an Outside Director whose term commences at other than an annual meeting of shareholders) payable to an Outside Director shall be paid to the Outside Director in the form of Restricted Stock. Such Restricted Stock shall vest one year from the Date of Grant; provided, however, the shares of Common Stock underlying such Award of Restricted Stock must be held by an Outside Director for the lesser period of five years from the Date of Grant or one year from the date that the Outside Director ceases providing services in this capacity to the Company. In addition to or in lieu of the grant of Restricted Stock to Outside Directors, the Committee, in its sole discretion, may grant to each Outside Director who is an Outside Director on the date of a regular annual meeting of the Company’s shareholders held in the year 2010 and thereafter, a Nonqualified Stock Option covering up to 200,000 shares of Common Stock. Such Nonqualified Stock Option shall vest one year from the Date of Grant.

(b)	All Nonqualified Stock Options and Restricted Stock granted to an Outside Director under this Section 6.9 shall become fully vested in the event of:

(i)	The termination of such Outside Director’s service because of death or Total and Permanent Disability; or

(ii)	A Change in Control with respect to the Company.

Article 7	Award Period; Vesting; Termination

7.1      Award Period.

(a)	The Award Period shall be stated in the applicable Award Agreement. An Award, to the extent it is vested, may be exercised until the earlier of:

(i)	the expiration of the Award Period; or

(ii)	ninety (90) days following the date the Participant ceases to provide services to the Company, or its Parent or Subsidiary, as applicable (provided that a longer period than 90 days may be specified in the Award Agreement for an Award that is not an Incentive Stock Option) or, in the event a Participant ceases to provide services by reason of the Participant’s death or Total and Permanent Disability, one hundred and eighty (180) days following the date such Participant ceases providing services to the Company, or its Parent or Subsidiary, as applicable (provided that a longer period than 180 days may be specified in the Award Agreement for an Award, provided that for Incentive Stock Options such period shall not exceed one year from the date of termination).

(b)	Notwithstanding Section 7.1(a) above, the Award Period for an Incentive Stock Option granted to a more than 10% shareholder of the Company (as defined in Section 424 of the Code) shall not be more than five (5) years from the Date of Grant, and the Award Period for any other Award shall not be more than ten (10) years from the Date of Grant.

7.2      Vesting. The vesting schedule of an Award shall be provided in the applicable Award Agreement. The Committee, in its sole discretion, may determine that an Award will immediately vest in whole or in part, all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events or attainment of Performance Goals, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be vested.

7.3      Termination.

Except as provided herein, if an Employee’s employment with the Company terminates for any reason, the treatment of an Award due to the termination of employment shall be specified in the agreement controlling such Award. Notwithstanding anything to the contrary herein or in any such Award Agreement, any Award that constitutes a “deferral of compensation” (within the meaning of Section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in Applicable Law following the Date of Grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall not become exercisable, be settled or otherwise trigger a payment or distribution upon a termination of employment or other service relationship with the Company or a Subsidiary or Parent thereof pursuant to the Plan or the applicable Award Agreement controlling such 409A Award in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination, is expected to provide, sufficient services to the Company or its Parent or Subsidiaries that, under the Company’s written and generally applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment or service relationship; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or other service relationship as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

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Article 8	Exercise of Award

8.1      In General. An Award may be exercised during its Award Period only to the extent that it is vested and subject to limitations and restrictions set forth in the Award Agreement.

8.2      Applicable Law. In no event may an Award be exercised if the exercise of such an Award would violate Applicable Laws (as determined by the Committee in its sole discretion).

8.3      Exercise of Stock Option.

(a)	The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option. No Stock Option may be exercised for a fractional share of Common Stock.

(b)	Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

(c)	On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:

(i)	cash or check, bank draft, or money order payable to the order of the Company,

(ii)	Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and/or

(iii)	in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

(d)	In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

(e)	Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that the Stock Option may not be exercised in whole or in part unless such exercise does not violate Applicable Laws (as determined by the Committee in its sole discretion).

8.4     Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the Exercise Date of such Stock Option, such Participant shall notify the Company in writing of the date and terms of such disposition.

8.5     SARs. Subject to the conditions of this Section 8.5 and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement, on the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in the Award Agreement, multiplied by the total number of shares of Common Stock covered by the SAR that are being exercised. In the discretion of the Committee, and subject to the terms of the Award Agreement, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional shares, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

Article 9	Amendment or Discontinuance

The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board or Committee action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board or the Committee may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board or Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

Article 10	Term

The Plan shall be effective on January 1, 2010 subject to the approval of the Company’s shareholders. Unless sooner terminated by action of the Board, the Plan will terminate on January 1, 2020, but Awards granted before such termination date will continue to be effective in accordance with their terms and conditions.

Article 11	Adjustments, Dissolution or Liquidation

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock-split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock in order to prevent dilution or enlargement of benefits

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or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Stock which are reserved for issuance under the Plan, the number of shares of Common Stock that may be acquired under any Award (if applicable), the Option Price or SAR Price of any outstanding Award, and the numerical limits in Sections 5.1 and 6.9 of the Plan. Any determinations relating to such adjustments made by the Company shall be conclusive; provided that, solely for the elimination of doubt or possible misinterpretation, the Committee shall not have discretion to make other than proportionate adjustments in the event of any of the triggering changes noted above.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or SARs or cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs without stockholder approval.

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 12	Effect of Change in Control

In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for the Award, (i) the Committee may, in its sole discretion, accelerate the vesting of Awards, the time at which restrictions on outstanding Awards shall lapse and/or the time at which Awards then outstanding may be exercised and (ii) Participants shall have the right to exercise their Awards, to the extent vested (including any portion of the Award that becomes vested as a result of the Change in Control), as to the Common Shares underlying the Award. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the recipient of an Award in writing or electronically that the Award shall be exercisable (subject to the consummation of the Change of Control) for a period of thirty (30) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

Notwithstanding the above paragraph, in the event of a Change in Control, the provisions of the Flowserve Corporation Key Management Change in Control Severance Plan, the Flowserve Corporation Executive Officer Change in Control Severance Plan and the Flowserve Corporation Officer Change in Control Severance Plan (collectively the “Change in Control Plans”) shall apply to Awards granted hereunder with respect to individuals covered under such Change in Control Plans.

Notwithstanding the foregoing provisions of this Article  12, no 409A Award (as defined in Section 7.3 hereof) shall become exercisable, or be settled or otherwise paid or distributed, pursuant to the Plan or the applicable Award Agreement governing such 409A Award as a result of a Change in Control unless the event constituting such Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company within the meaning of the Nonqualified Deferred Compensation Rules (as defined in Section 7.3 hereof); except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, upon the occurrence of a Change in Control, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Change in Control as a result of the limitations described in the preceding sentence, it shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules, the Plan and the terms of the agreement governing such 409A Award.

Article 13	Outside Director Deferral of Restricted Stock

13.1    Forms of Deferral.

(a)	Outside Directors shall be eligible to defer receipt of Restricted Stock under the Plan.

(b)	Outside Directors may defer the receipt of Restricted Stock issuable pursuant to the Plan by filing an appropriate notice with the Secretary of the Company. An election to defer Restricted Stock shall be effective upon such acceptance and all elections shall comply with the Nonqualified Deferred Compensation Rules. This election to defer to Restricted Stock (which shall be referred to as “Deferred Shares” throughout this Article 13) shall remain in effect until terminated or changed as provided in this Plan.

(c)	Outside Directors may terminate any on-going agreement to accept receipt of Deferred Shares relating to future grants or awards by giving notice of termination to the Company. Any such termination shall be effective only with respect to any Restricted Stock grants or issuances that occur on or after the date of the termination notice.

13.2    Accounts for Deferred Shares.

(a)	The Company will establish a separate account for each Outside Director who has Deferred Shares in which the Deferred Shares will be maintained. The Company will create this account through a trust (the “Trust”) established by the Company, with the applicable trustee (the “Trustee”) maintaining the Deferred Shares pursuant to the Trust.

(b)	Notwithstanding other provisions of the Plan, the Company shall fund such account, in the case of Deferred Shares where the deferral election is made prior to issuance of the Deferred Shares, by providing appropriate instructions and sufficient cash to the Trustee, on or about the date of issuance, to purchase such Deferred Shares. If the Deferred Shares are purchased by the Trustee, the Company shall reimburse the Trustee for any associated brokerage or other transaction fees in making the purchase.

(c)	In the case of Deferred Shares in which the deferral election is properly made after the date of issuance but prior to the date of vesting, the Company shall fund such account by transferring (and causing the Outside Director to assign) such Deferred Shares to the Trustee for holding pursuant to the terms of the Trust.

(d)	Any dividends paid on the Deferred Shares in this account (“Dividends”) will be credited to a deferred cash account to be established under the Trust (or a separate trust created to accomplish the same purpose) in which the amount of the Dividends will be recorded for the benefit of the Outside Director, with interest to be credited to the Dividends and recorded

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for the benefit of the Outside Director, with such interest to be credited to the Dividends in the following manner. The Company will credit to each such deferred cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Article 13, computed at an annual rate equal to 120% of the long term applicable federal rate compounded quarterly as published by the Internal Revenue Service for the first month of each calendar quarter.

(e)	Any Deferred Shares hereunder and any amount credited to either the deferred cash or Deferred Shares Trust accounts of an Outside Director, including any interest or any Dividends paid on such Deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article 13 of the Plan. Neither an Outside Director nor any beneficiary of an Outside Director will acquire any right, title or interest in any asset of the Company as a result of any amount of deferred cash or Deferred Shares credited to an Outside Director’s account or accounts. At all times, an Outside Director’s rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to an Outside Director’s account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien encumbrance or charge, and any attempt to take any such action shall be void.

(f)	The Trustee will have voting rights on all Deferred Shares prior to their distribution.

13.3    Distribution of Deferred Shares.

(a)	Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election specified by the Outside Director.

(i)	In the event an Outside Director ceases to be an Outside Director of the Company, as the case may be, for any reason, any Deferred Shares and the interest and Dividends on these Deferred Shares previously or currently credited to his or her account will be distributed commencing within 60 calendar days of his or her termination date in accordance with the method of distribution elected by the Outside Director.

(ii)	The Outside Director may elect to receive such distributions in a lump sum, in equal annual installments (not exceeding ten years), or in some designated combination thereof, provided such election complies with the Nonqualified Deferred Compensation Rules.

(iii)	If the election is a lump sum, then interest and Dividends will be credited to the account through the date of distribution, and the entire amount of Dividends, with applicable interest, will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Outside Director within 60 days of his or her termination date.

(iv)	If annual installments have been elected, any Dividends, with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of annual installments elected and the first payment made within 60 days of the termination date. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Outside Director’s Dividend account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Shares, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of annual installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Dividends from any undistributed Deferred Shares will continue to accrue to the Outside Director’s Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash.

(v)	If any portion of an Outside Director’s deferred account remains unpaid at his or her death, then after his or her death such amount will be paid (i) to his or her beneficiary(ies) in accordance with the method of distribution elected by the Outside Director (following the procedures for lump sum and installment payments set forth above), or (ii), if the beneficiary predeceases the Outside Director, to the Outside Director’s estate in a lump sum. Should a beneficiary die after the Outside Director has terminated service but before all Deferred Shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary’s estate in a lump sum, and the Deferred Shares benefit will be transferred to such estate in kind.

(vi)	Notwithstanding anything to the contrary above, no Deferred Shares shall be paid to the Outside Director until expiration or termination of the applicable restriction period or until the applicable performance related conditions are satisfied, if any.

(b)	Upon the request of an Outside Director, the Committee may, but shall not be required to, consent to the sale, following the termination of the Outside Director’s service as an Outside Director, of any or all Deferred Shares held for the account of the Outside Director, with the net cash proceeds of such sale, together with the interest thereon, then to be held for the account of the Outside Director and distributed in the same manner as the Deferred Shares would have been distributed.

Article 14	Liquidation or Dissolution

In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 15	Miscellaneous Provisions

15.1    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2    No Right to Continued Employment. Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company, any

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Subsidiary or Parent. Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right to receive future Awards under the Plan.

15.3    Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5    Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of Applicable Laws (as determined by the Committee in its sole discretion).

15.6    Tax Requirements.

(a)	The Company or, if applicable, any Subsidiary or Parent thereof (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary or Parent), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.

(b)	The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made:

(i)	by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding obligations of the Company;

(ii)	if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding payment;

(iii)	if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or

(iv)	any combination of 15.6(b)(i), 15.6(b)(ii) or 15.6(b)(iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

15.7    Assignability.

(a)	The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of such Awards to be granted to a Participant to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (i) there may be no consideration for any such transfer and (ii) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Award and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 15.7.

(b)	Except as expressly permitted by this Section 15.7, Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 15.7, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(c)	Following the transfer of any Award as contemplated by this Section 15.7, (i) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, the estate or heirs of a deceased Participant, or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and Applicable Law and (ii) the provisions of the Award relating to exercisability hereof shall continue to be applied with respect to the original Participant and, following the occurrence of any such events described therein the Awards shall be exercisable by the Permitted Transferee, the estate or heirs of a deceased Participant, or other transferee, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(d)	Any Participant desiring to transfer an Award as permitted under this Section 15.7 shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the 1934 Act or (ii) it may not be made in compliance with all applicable Federal, state and foreign securities laws.

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(e)	To the extent the issuance to any Permitted Transferee of any shares of Common Stock issuable pursuant to Awards transferred as permitted in this Section 15.7 is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Common Stock to any such transferee.

15.8    Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

15.9    Legend.

(a)	Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Flowserve Corporation Equity and Incentive Compensation Plan, a copy of which is on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

(b)	The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable Federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and Federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

15.10  Company Records. A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

15.11  Choice of Law. Except to the extent that New York business corporation law applies, this Plan and any Award or Award Agreement granted pursuant to this Plan shall be interpreted under the substantive laws of the State of Texas without regard to its choice of law rules.

15.12  Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the 1934 Act shall be exempt from such section pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the 1934 Act.

15.13  Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company, its Parents or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company, its Parents and its Subsidiaries as determined by the Committee.

15.14  Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any Parent or any Subsidiary thereof from taking any corporate action which is deemed by the Company or any such Parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any Parent or Subsidiary thereof as a result of any such action.

15.15  Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the 1934 Act) or Section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Stock Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Stock Option (to that extent) shall be deemed a Stock Option not subject to Section 422 of the Code for all purposes of the Plan.

15.16  Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of a Stock Option or SAR, or at the time of any grant of a Restricted Stock award or Restricted Stock Unit, the Company may, as a condition precedent to the exercise of such Stock Option or SAR or settlement of any Restricted Stock award or Restricted Stock Unit, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act of 1933, or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

- 2015 Proxy Statement     A-16

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Map and Driving Directions to

The Flowserve Corporation Global Technology and Training Center

Instructions from Dallas/Fort Worth International Airport (DFW):

•	Take the north exit from the airport to John Carpenter Freeway (Highway 114) heading east

•	Exit Esters Boulevard and turn left onto Esters Boulevard

•	The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

Instructions from Downtown Dallas:

•	Take Interstate Highway 35E heading north

•	Take the left fork onto Highway 183 toward IRVING (Highway 114)/ DFW AIRPORT

•	Take the right fork onto John W. Carpenter Freeway (Highway 114) toward GRAPEVINE/DFW AIRPORT NORTH ENTRY and continue west in one of the outside lanes until you reach the Esters Boulevard exit

•	Exit Esters Boulevard and turn right onto Esters Boulevard

•	The Flowserve Corporation Global Technology and Training Center is on the northeast corner of Esters Boulevard and West Royal Lane

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FLOWSERVE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M88746-P62036

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FLOWSERVE CORPORATION

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors – 2016	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mark A. Blinn
02) Leif E. Darner
03) Gayla J. Delly
04) Lynn L. Elsenhans
05) Roger L. Fix
06) John R. Friedery
07) Joe E. Harlan
08) Rick J. Mills
09) Charles M. Rampacek
10) David E. Roberts
11) William C. Rusnack

Vote on Proposals

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Re-approve the performance goals included in the Flowserve Corporation Equity and Incentive Compensation Plan.	☐	☐	☐
4. Ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for 2015.	☐	☐	☐
5. A shareholder proposal requesting the Board of Directors take action to permit shareholder action by written consent.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4 AND RECOMMENDS A VOTE "AGAINST" ITEM 5.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" items 1-4 and "AGAINST" item 5. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the 2015 Annual Meeting of Shareholders, you can be sure the shares are represented at the meeting by voting online or promptly returning the proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M88747-P62036

FLOWSERVE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2015 ANNUAL MEETING OF SHAREHOLDERS
May 21, 2015

The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of 2015 Annual Meeting of Shareholders dated April 9, 2015 and the accompanying Flowserve Corporation Proxy Statement, and hereby appoint(s) **MARK A. BLINN** and **WILLIAM C. RUSNACK**, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Flowserve Corporation that the shareholder(s) is/are entitled to vote at the 2015 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:30 a.m. on Thursday, May 21, 2015, at the Flowserve Corporation Global Technology and Training Center, 4343 West Royal Lane, Irving, Texas 75063, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSALS 1-4 AND AGAINSTS PROPOSAL 5, AND IN THEIR DISCRETION FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE